SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CLEARWATER PAPER CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 19, 2009

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Clearwater Paper Corporation
601 West Riverside Blvd., Suite 1100
Spokane, Washington 99201

Dear Stockholders:

You are cordially invited to attend the Clearwater Paper Corporation 2009 Annual Meeting of Stockholders on Tuesday, May 19, 2009, at 9:00 a.m. local time. The meeting will be held at the Davenport Hotel, 10 South Post Street, Spokane, Washington.

Under the Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, Clearwater Paper has elected to deliver our proxy materials to most of our stockholders over the Internet. The new delivery process will allow us to provide stockholders with the information they need, while at the same time lowering the cost of delivery. On or about April 9, 2009, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2009 Proxy Statement and 2008 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The Notice will also serve as an admission ticket for a stockholder to attend the 2009 Annual Meeting of Stockholders. Some of our stockholders, including stockholders that hold shares in a Clearwater Paper 401(k) Savings Plan, were not mailed the Notice and instead were mailed paper copies of the proxy on or about April 9, 2009. Each attendee must present the Notice, or other proper form of documentation (as described in the section “Annual Meeting Information” in the Proxy Statement) to be admitted.

The matters to be acted upon are described in the Notice and the Proxy Statement. At the Annual Meeting of Stockholders, we will also report on our operations and respond to questions from stockholders.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure the presence of a quorum. If you attend the Annual Meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Very truly yours,

Gordon L. Jones
President and Chief Executive Officer

Clearwater Paper Corporation
601 West Riverside Blvd., Suite 1100
Spokane, Washington 99201

April 9, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Clearwater Paper Corporation will be held at the Davenport Hotel, 10 South Post Street, Spokane, Washington 99201, on Tuesday, May 19, 2009, at 9:00 a.m. local time.

We are holding this meeting to:

¡	elect two directors to the Clearwater Paper Corporation Board of Directors;
¡	ratify the appointment of our independent registered public accounting firm for 2009; and
¡	transact any other business that properly comes before the meeting.

Our Board of Directors has selected March 30, 2009, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2009. The proxy statement relating to the Annual Meeting is attached. Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2008. This proxy statement and our 2008 Annual Report to Stockholders are available on our web site at http://ir.clearwaterpaper.com. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Stockholders may vote:

1.    By Internet: go to www.proxyvote.com;

2.    By toll-free telephone: call 1-800-690-6903; or

3.    By mail (if you receive a paper copy of the proxy materials and wish to vote by mail): mark, sign, date and promptly mail the proxy card in the postage-paid envelope that accompanied the proxy card.

For internet and telephone voting, you will need the Control Number printed on the notice or proxy card you received. Any proxy may be revoked in the manner described in the proxy statement under the heading “Revoking your proxy.”

Beneficial Stockholders.    If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

MICHAEL S. GADD
Vice President, General Counsel and Corporate Secretary

CLEARWATER PAPER CORPORATION

PROXY STATEMENT

for the

2009 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to stockholders of Clearwater Paper Corporation in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of Stockholders, which is described below. We became a stand-alone, public company on December 16, 2008, as a result of our being spun-off by Potlatch Corporation, or Potlatch, through a distribution of our common stock to the stockholders of Potlatch. Because of this seminal event, which we refer to as the spin-off, we make reference to it and Potlatch as necessary throughout this proxy statement. Prior to the spin-off, we were a wholly owned subsidiary of Potlatch. References to “the company,” “we,” “us” or “our” throughout this proxy statement mean Clearwater Paper Corporation.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under Securities and Exchange Commission (“SEC”) rules, Clearwater Paper has elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about April 9, 2009, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a web site where they can access our 2009 Proxy Statement and 2008 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.

ANNUAL MEETING INFORMATION

Date, time and place of the meeting

The 2009 Annual Meeting of Stockholders will be held on Tuesday, May 19, 2009, at 9:00 a.m., local time, at the Davenport Hotel, 10 South Post Street, Spokane, Washington 99201.

Purpose of the meeting

The purpose of the meeting is to vote upon the election of two directors to our Board and the ratification of the appointment of our independent registered public accounting firm.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote FOR each director nominee and FOR Proposal 2 contained in this proxy statement.

Who may vote

Stockholders who owned common stock at the close of business on March 30, 2009, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Proxy solicitation

Certain of our directors, officers and employees and our proxy solicitor, D.F. King & Co., may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $9,500 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of votes—Inspector of Election

Broadridge will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with Clearwater Paper (in your name):

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Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares held in a Clearwater Paper 401(k) Savings Plan (through Mercer Trust Company):

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Via Internet: If you are a participant in the Clearwater Paper Savings Plan for Hourly Employees or the Clearwater Paper Salaried Employees’ Savings Plan, go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.

¡	By Telephone: Call toll free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the voting instruction form you received.
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In Writing: Complete, sign, date, and return the proxy card that was mailed to you in the envelope that was provided to you. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

IMPORTANT NOTE TO 401(K) PLAN PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on May 14, 2009, in order for Broadridge to tabulate the voting instructions of Clearwater Paper 401(k) Savings Plan participants who have voted and communicate those instructions to the Clearwater 401(k) Savings Plan trustee, who will vote your shares.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

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You may receive a separate voting instruction form with this proxy statement from your bank, broker or nominee, or you may need to contact your bank, broker or nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

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If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items, but cannot vote your shares for “non-discretionary” items. The election of directors and the ratification of the selection of our independent registered public accounting firm are each considered routine and therefore “discretionary” items.

If you vote via the Internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the

Internet and telephone voting facilities to vote your shares will vote your shares FOR the election of the two nominees for director identified in this proxy statement and FOR Proposal 2. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., toll-free at 1-888-887-1266.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in a Clearwater Paper 401(k) Savings Plan (through Mercer Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge, our proxy agent, must receive your revocation by 11:59 p.m., Eastern Daylight Time, on May 14, 2009, in order for the revocation to be communicated to the Clearwater Paper 401(k) Savings Plan trustee.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On March 30, 2009, the record date, we had 11,354,542 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Votes needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1 and to approve Proposal 2. The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. Withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Majority Vote Standard in Uncontested Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.

Our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation. If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Corporate Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Annual Meeting attendance

We cordially invite and encourage all of our stockholders to attend the meeting. Persons who are not stockholders may attend only if invited by us. You should be prepared to present photo identification for admittance. If you are a stockholder of record, you must bring a copy of the Notice in order to be admitted to the meeting. If you hold your shares through a Clearwater Paper 401(k) Plan, you must bring your proxy card in order to be admitted to the meeting. If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Other matters presented at Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2009 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on the matter.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We have established a corporate governance program to help guide our company and to guide our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. In addition, all committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers, or Senior Financial Officers Code, that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters as well as concerns or potential violations of our ethics codes and other matters.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 30, 2009, our Board had seven members, six of whom are outside (non-employee) directors. The Chair of our Board, Boh A. Dickey, is an outside director. With the exception of Gordon L. Jones, who also serves as our President and Chief Executive Officer, or CEO, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All of our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.

At each of its regular meetings, our Board meets in executive session without members of management present, as the Board or its individual members deem necessary, and Mr. Dickey, as the Chair, presides over these sessions. Each committee of the Board also meets in executive session, as the committee or its individual members deem necessary.

Board Meetings

Because we did not become a stand-alone, public company until our spin-off from Potlatch on December 16, 2008, our Board only met once in 2008. Each member of the Board at that time attended the meeting. The Board does not have a policy requiring director attendance at annual meetings of our stockholders.

Communications with Directors

Stockholders may contact our non-management directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Clearwater Paper Corporation

601 West Riverside Ave., Suite 1100

Spokane, Washington 99201

Stockholders may also communicate with our directors as a group by using the form on our web site at www.clearwaterpaper.com, by selecting “Investor Relations,” then “Corporate Governance” and “Contact the Board.” All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the board, to the intended non-management director or directors.

Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Employees may make such reports on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public web site at www.clearwaterpaper.com, and selecting “Investor Relations,” then “Corporate Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.”

Nominees for Director

Our Nominating and Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our directors are independent under NYSE rules and our policies.

Prior to our annual meeting of stockholders, our Nominating Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, the Nominating Committee decides not to re-nominate a director, or a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the Nominating Committee considers various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, a director search firm engaged by the Nominating Committee, or our stockholders.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee should notify our Corporate Secretary in writing at our principal office. Each notice must include the information about the prospective nominee as would be required if the stockholder were nominating a person to the Board under our Amended and Restated Bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2010” below.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:

¡	the name, age, business address and residence address of the person;
¡	the principal occupation of the person;
¡	the number of shares of Clearwater common stock owned by the person;
¡

a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

¡	a description of all compensation and other relationships during the past three years between the stockholder and the person;
¡	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act, and
¡	the person’s written consent to serve as a director if elected.

Clearwater may require any prospective nominee recommended by a stockholder to furnish such other information as may reasonably be required by the company to determine the eligibility of such person to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our Bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our Amended and Restated Bylaws, or Bylaws, which are available on our web site at www.clearwaterpaper.com by selecting “Investor Relations” and then “Corporate Governance.”

Committees of the Board

Our Board currently has three standing committees, as described below. Because we did not become a stand-alone public company until our spin-off from Potlatch on December 16, 2008, those committees met for the first time in January 2009. The current charters of each of these committees are available on our web site at www.clearwaterpaper.com by selecting “Investor Relations,” and then “Corporate Governance,” and may also be obtained by writing to the address provided in the section “Copies of Corporate Governance and Other Materials Available” at the end of this proxy statement.

The following table shows the membership of each committee as of March 31, 2009:

Name	Audit Committee		Compensation Committee		Nominating and Governance Committee
Fredric W. Corrigan			X
Boh A. Dickey	X	(Chair)			X
Jack A. Hockema			X		X
Gordon L. Jones
William D. Larsson	X
Michael T. Riordan			X		X	(Chair)
William T. Weyerhaeuser	X		X	(Chair)

Audit Committee

Our Audit Committee consists of three outside directors, and is responsible for assisting the Board in its oversight of our accounting, financial reporting and internal control matters. As more fully described in its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, including the quarterly review and the annual audit of our financial statements. The committee has sole authority to select, compensate and terminate our independent registered public accounting firm and our Internal Audit Director. In addition, the committee oversees and administers our Related Person Transactions Policy. See also “Transactions with Related Persons” below. The committee has appointed KPMG LLP as our independent registered public accounting firm and pre-approved its audit fees and certain non-audit services and fees for 2009 in accordance with criteria adopted by the committee.

Our Board has determined that all members of our Audit Committee are independent within the meaning of the NYSE listing standards and our Director Independence Policy, and that all members are “financially literate.” The Board also has determined that Committee Chair Boh A. Dickey is an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

Our Compensation Committee consists of four outside directors, all of whom are independent within the meaning of the NYSE listing standards and our Director Independence Policy. As more fully described in its charter, the Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay, as well as annually reviewing and approving their compensation. Additionally, the committee coordinates with our Board Chair the annual performance review of our Chief Executive Officer. The committee also reviews the “Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval. See “Compensation Discussion and Analysis” in the proxy statement for a discussion of the committee’s role in setting executive compensation.

Nominating and Governance Committee

Our Nominating Committee consists of three outside directors all of whom are independent within the meaning of the NYSE listing standards and our Director Independence Policy. As described more fully in its charter, the Nominating Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, and for developing and recommending to the Board corporate governance principles. It also oversees the evaluation of the Board and management.

Compensation Committee Interlocks and Insider Participation

William T. Weyerhaeuser, Jack A. Hockema, and Michael T. Riordan served as members of our Compensation Committee during 2008. All are outside directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2008.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our General Counsel or Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.

Other than entering into the agreements described below with Potlatch prior to our spin-off on December 16, 2008, we did not conduct any transactions with related persons in 2008 that would require disclosure in this proxy statement or approval by the Audit Committee pursuant to the policy described above.

Spin-Off and Related Agreements with Potlatch Corporation

On December 15, 2008, we entered into certain agreements with Potlatch to define our ongoing relationship after the spin-off and to define responsibility for tax, employee benefits and certain other liabilities and obligations arising from periods prior to the spin-off date.

Separation and Distribution Agreement.    The separation and distribution agreement provided for the principal corporate transactions required to effect the separation of our business from Potlatch, the distribution of our common stock to the holders of record of Potlatch common stock and certain other agreements governing our relationship with Potlatch after the spin-off.

The Transfer. Pursuant to the separation and distribution agreement, we transferred to Potlatch assets such that, immediately prior to the distribution of our shares on December 16, 2008, we only held assets related to the pulp and paperboard business, the consumer products business and the portion of the wood products business located at our Lewiston, Idaho facility. The transfers were made on an “as is, where is” basis without any representations or warranties. Potlatch also generally assumed and agreed to perform and fulfill all of the liabilities and obligations of the businesses transferred to Potlatch. We also borrowed $50 million under our revolving credit facility and transferred such amount to a subsidiary of Potlatch.

The Distribution. On December 16, 2008 and pursuant to the Separation and Distribution Agreement, each shareholder of Potlatch received one share of our common stock for every 3.5 shares of Potlatch common stock owned as of the record date of the spin-off. No fractional shares were distributed and cash was paid in lieu of fractional shares.

Releases, Indemnification and Insurance Matters. The separation and distribution agreement provides for a full and complete release and discharge of all liabilities existing or arising from or based on facts existing before the spin-off, between or among us or any of our affiliates, on the one hand, and Potlatch or any of its affiliates (other than us), on the other hand, except as set forth in the separation and distribution agreement. In addition, the separation and distribution agreement provides for cross-indemnities principally designed to place financial responsibility for the liabilities of our business with us and financial responsibility for the obligations and liabilities of Potlatch’s retained businesses with Potlatch, except as may otherwise be set forth in the separation and distribution agreement. The separation and distribution agreement also establishes procedures with respect to claims subject to indemnification and related matters. The separation and distribution agreement provides for the allocation of benefits between Potlatch and us under existing insurance policies after the spin-off date for claims made or occurrences prior to the spin-off date and sets forth procedures for the administration of insured claims.

Retained Obligation Agreement.    In 2005, we assumed the obligation to pay all principal and interest on $100 million principal amount of debentures previously issued by an affiliate of Potlatch, which will become due and payable in full on December 1, 2009. Under the retained obligation agreement, we will continue to be obligated to make all payments of principal and interest on the debentures in accordance with their terms to the holders of the debentures. The amount of interest due on the debentures is based upon the lower of Potlatch’s credit ratings applicable to the debentures as established by S&P or Moody’s. The interest rate currently applicable to the debentures is 12.50% per year. In the event Potlatch’s credit rating declines and the interest rate applicable to the debentures increases, we will be required to pay interest on the debentures at the then applicable rate, which could be as high as 14.0% per year.

Under the retained obligation agreement, we will be obligated to use commercially reasonable efforts to issue, as soon as reasonably practical, debt or equity securities or to borrow money from one or more financial institutions or other lenders, on terms reasonably acceptable to us, in an aggregate amount sufficient to pay all amounts owing under the debentures. Concurrently with our receipt of cash proceeds from any disposition of assets equal to or in excess of $50 million, or any equity issuance or debt incurrence, other than cash proceeds from our $125 million revolving credit facility, we will be obligated to apply the proceeds to the remaining payment obligations on the debentures. If the cash proceeds from any equity issuance, debt incurrence or disposition are insufficient to satisfy all of the payment obligations on the debentures, we will be obligated to transfer the cash proceeds into an escrow account in which Potlatch will have a first priority security interest. However, we will not be required to draw from our $125 million revolving credit facility to satisfy our obligations under the retained obligation agreement.

In the event we are unable to timely pay in full, and Potlatch thereafter pays, any principal or interest due under the debentures, we will be deemed to have received a loan from Potlatch in the amount paid by

Potlatch and we will be obligated to issue a promissory note to Potlatch equal to such amount. All amounts owing under any promissory note issued by us to Potlatch will be due and payable on December 1, 2011. Any such promissory note will initially accrue interest at a rate per annum equal to the rate of interest applicable to the debentures at the time the note is issued, plus one percent, and after December 1, 2010 until paid in full, the rate of interest applicable to the debentures at the time the note is issued, plus two percent. In the event we issue a promissory note to Potlatch, we will be obligated to use commercially reasonable efforts prior to the maturity date to issue, as soon as reasonably practical, debt or equity securities or to borrow money (other than under our $125 million revolving credit facility), on terms reasonably acceptable to us, in an aggregate amount sufficient to prepay all amounts owing under the promissory note. As security for any such promissory note issued by us to Potlatch, we will grant Potlatch a security interest in our real property, fixtures and equipment at our Arkansas pulp and paperboard facility.

The retained obligation agreement contains covenants that limit or restrict our ability to:

¡	create, assume or incur liens on our assets;
¡	enter into sale-leaseback arrangements;
¡	sell or transfer any assets with an aggregate value in excess of $10 million that may be collateral for our obligations under any promissory note, without the prior written consent of Potlatch;
¡	consolidate with or merge with another entity; and
¡	transfer our properties and assets to another entity.

Log Supply Agreement.    On December 15, 2008, we entered into a log supply agreement with Potlatch with an initial term of three years pursuant to which we agreed to purchase and Potlatch agreed to supply logs harvested from Potlatch properties in Northern Idaho to our Lewiston facility. Potlatch agreed to sell to us and we agreed to purchase specified quantities of logs.

The price of logs will be adjusted quarterly to reflect the then current fair market value of logs in the Northern Idaho and Eastern Washington markets, taking into account any market premium for Forest Stewardship Council, or FSC, certified logs. The parties agreed to enter into good faith negotiations to determine and agree upon the adjusted log price. If an agreement cannot be reached, the price will be the fair market value as determined by arbitration.

The agreement can be renewed at the option of either party for an additional three-year period provided that the other party does not object. The agreement may be terminated by either party for cause, if a bankruptcy proceeding is commenced against the other party, or if assignment of the other party’s property is made for the benefit of creditors.

From the date of our spin-off on December 16, 2008 to December 31, 2008, we purchased approximately $900,000 of saw logs supplied by Potlatch pursuant the log supply agreement.

Lewiston Shavings Sales Agreement.    On December 15, 2008, we entered into a shavings sales agreement with Potlatch with an initial term of five years pursuant to which we supply and Potlatch buys wood shavings produced at our lumber mill. For the term of the agreement, we must supply and Potlatch must purchase 100% of the wood shavings output produced at the Lewiston lumber mill. The agreement does not require us to produce any amount of wood shavings, but all wood shavings produced must be sold to Potlatch.

The price for wood shavings is set annually to reflect the then current fair market value of wood shavings in Central Idaho taking into account any market premium for FSC certified residuals. The parties are obligated to agree in good faith on such fair market values, however, either party may request that the initial annual price for the wood shavings be determined by arbitration. After establishment of the initial annual price, the price is to be adjusted every three months based on the percentage change in an applicable index set forth in the agreement.

The agreement can be renewed at the option of either party for an additional five-year period provided that the other party does not object. The agreement may be terminated by either party for cause, if a bankruptcy proceeding is commenced against the other party, or if assignment of the other party’s property is made for the benefit of creditors.

St. Maries Residuals Sales Agreement.    On December 15, 2008, we entered into a residuals sales agreement with Potlatch with an initial term of five years pursuant to which we agreed to purchase and Potlatch agreed to supply wood chips, sawdust and hog fuel produced at Potlatch’s St. Maries, Idaho mill complex. For the term of the agreement, we must purchase and Potlatch must supply 100% of the output of sawdust and 100% of the output of wood chips produced at the St. Maries Mill. We must also purchase and Potlatch must supply 100% of the hog fuel produced but not used in the St. Maries Mill boilers. The agreement does not require Potlatch to produce any amount of residuals.

Pursuant to the terms of the agreement, the price for each of the wood chips, sawdust and hog fuel is set annually to reflect the then current fair market value of such items in Central Idaho taking into account any market premium for FSC certified residuals. Either party may request that the initial annual price for the residuals as to which the parties have not reached an agreement shall be determined by arbitration. After establishment of the initial annual price, the price is adjusted every three months based on the percentage change in an applicable index set forth in the agreement.

The agreement can be renewed at the option of either party for an additional five-year period provided that the other party does not object. The agreement may be terminated by either party for cause, if a bankruptcy proceeding is commenced against the other party, or if assignment of the other party’s property is made for the benefit of creditors.

Hog Fuel Supply Agreement.    On December 15, 2008, we entered into a hog fuel supply agreement with Potlatch with an initial term of two years pursuant to which we are obligated to buy and Potlatch Corporation is obligated to supply 45,000 tons of hog fuel produced on certain Potlatch and third-party land in Idaho.

The price for hog fuel is set annually to reflect the then current fair market value of hog fuel in Central Idaho. The parties are obligated to endeavor to agree in good faith on such fair market values, however, either party may request that the initial annual price for the hog fuel be determined by arbitration. The agreement can be renewed at the option of either party for an additional one-year period provided that the other party does not object. The agreement may be terminated by either party for cause, if a bankruptcy proceeding is commenced against the other party, or if assignment of the other party’s property is made for the benefit of creditors.

Transition Services Agreement.    On December 15, 2008, we entered into a transition services agreement with Potlatch pursuant to which Potlatch provides us and we provide Potlatch a variety of administrative services for a period of time following the spin-off. These services include employee benefits administration and payroll, management information system services, contracting, treasury, accounting, and other services. Each service is made available to the recipient on an as-needed basis for eighteen months following the spin-off, or such shorter or longer periods as may be provided in the transition services agreement. The fees charged for the services are generally based upon the costs of providing the services.

The service recipient may terminate the provision of a particular service upon 30 days’ notice to the service provider. In addition, either we or Potlatch may terminate the transition services agreement if the other party materially breaches any of its terms and does not cure the breach within 30 days after notice from the other party.

From the date of our spin-off on December 16, 2008 to December 31, 2008, we paid approximately $58,000 to Potlatch for services provided to us pursuant to the transition services agreement and Potlatch paid approximately $72,000 to us for services provided by us pursuant to the transition services agreement.

Employee Matters Agreement.    On December 15, 2008, we entered into an employee matters agreement with Potlatch that addresses our respective obligations to employees and former employees who are or were associated with our business and for other employment and employee benefit matters. Pursuant to the employee matters agreement, we agreed to continue to employ those employees who have employment duties principally related to our businesses initially on terms and conditions substantially similar to the current terms and conditions of their employment with Potlatch. We agreed that, subject to applicable laws, labor agreements will be maintained on substantially the same terms and conditions as provided in the existing union contracts.

We also agreed to assume and retain, and indemnify Potlatch against, certain liabilities related to current and former employees of our business. We are obligated to continue our existing retirement and health and welfare programs in which employees of our business participate. Subject to any adjustments required by applicable law, we transferred to Potlatch the assets and liabilities of our existing retirement plans attributable to Potlatch employees.

We are obligated to offer other postretirement benefits for employees and certain former employees of our business who are currently eligible for these benefits. We also are obligated to continue to offer health and welfare benefits for eligible employees and certain former employees of our business after the distribution date.

Tax Sharing Agreement.    On December 15, 2008, we entered into an tax sharing agreement with Potlatch that generally governs Potlatch’s and our respective rights, responsibilities and obligations after the spin-off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the spin-off, together with certain related transactions, to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Code (including as a result of Section 355(e) of the Code). Under the tax sharing agreement, with certain exceptions, we are responsible for the payment of all income and non-income taxes attributable to our operations, and the operations of our direct and indirect subsidiaries.

Notwithstanding the foregoing, under the tax sharing agreement, we are also generally responsible for any taxes imposed on Potlatch that arise from the failure of the spin-off, together with certain related transactions, to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Code (including any tax that would result if Potlatch were to fail to qualify as a REIT as a result of income recognized by Potlatch if the spin-off were determined to be taxable), to the extent such failure to qualify is attributable to actions, events or transactions relating to our stock, assets or business, or a breach of the relevant representations or covenants made by us in the tax sharing agreement. In addition, we generally are responsible for 20% of any taxes that arise from the failure of the spin-off, together with certain related transactions, to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Code, if such failure is for any reason for which neither we nor Potlatch is responsible. The tax sharing agreement also imposes restrictions on our and Potlatch’s ability to engage in certain actions and sets forth the respective obligations among us and Potlatch with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other matters.

Lumber Sales and Marketing Agreement.    On December 15, 2008, we entered into a lumber sales and marketing agreement with Potlatch with a term of three years pursuant to which we agreed to appoint Potlatch as our exclusive representative for the marketing and sale of our dimensional lumber and cedar lumber products produced by our Lewiston lumber mill, and Potlatch granted to us a non-exclusive, limited license to use the “Potlatch” name and certain other logos and trademarks in connection with the sale and marketing of our lumber products. We are obligated to pay Potlatch as compensation a fixed rate of $65,000 per month for each month during which the agreement is in effect. The agreement may be terminated by either party immediately for cause and after the first anniversary, upon 90-days’ written notice without cause.

Lease and Option Agreement.    On December 15, 2008, we entered into a lease agreement with Potlatch, pursuant to which we lease from Potlatch property that is adjacent to our facility in Arkansas. The lease agreement has an initial term of 20 years with an initial rental payment of $17,550 per year, and thereafter increasing an additional 2.75% each year. During the term, we also have the option to purchase the property from Potlatch.

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will elect two individuals to serve as directors until the 2012 Annual Meeting. See “Proposal No. 1—Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our seven directors of as the date of this proxy statement, the year each of them became a director, their principal occupations or employment for at least the past five years, and certain of their other directorships. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees for Election at this Meeting for a Term Expiring in 2012 (Class I)

Boh A. Dickey (age 64) has been a director since December 2008. Mr. Dickey has served as the Chair of the Board since December 2008. Mr. Dickey served as the President, Chief Operating Officer and a director of SAFECO Corporation, an insurance and financial services company, from 1996 until his retirement in 2001. Prior to that he was the Controller and then CFO of SAFECO. He also serves as a director of Potlatch Corporation.

Gordon L. Jones (age 59) has been a director and our President and CEO since December 2008. Mr. Jones served as a Vice President of Potlatch Corporation from July 2008 to December 2008, pending completion of the spin-off of Clearwater Paper. From January 2001 to June 2008, he served as the President and Managing Member of Jones Investment Group, LLC, an investment company. Prior to that, Mr. Jones served from May 1999 to November 2000 as President, Chief Executive Officer, and Director for Blue Ridge Paper Products, Inc., a manufacturer of paperboard and packaging products.

Directors Continuing in Office until 2010 (Class II)

Fredric W. Corrigan (age 66) has been a director since January 2009. Mr. Corrigan served as Chief Executive Officer, President and a director of the Mosaic Company, a global crop nutrition company, from October 2004 until his retirement in 2007. Prior to that he served as Executive Vice President of Cargill, Incorporated, a producer and marketer of food, agricultural, financial and industrial products and services, from 1999 to 2004. Mr. Corrigan also serves as the Lead Independent Director of Xcel Energy (NYSE: XEL), a U.S. electricity and natural gas company.

William D. Larsson (age 63) has been a director since December 2008. Mr. Larsson served as Senior Vice President and Chief Financial Officer of Precision Castparts Corp., an industrial manufacturing company, from August 2000 until his retirement in December 2008. Mr. Larsson serves as Lead Director of Schnitzer Steel Industries (NASDAQ:SCHN), a manufacturer of recycled metal products.

Michael T. Riordan (age 58) has been a director since December 2008. Mr. Riordan served as Chairman, Chief Executive Officer and President of Paragon Trade Brands, a manufacturer of private label disposable diapers and related products, from May 2000 until his retirement in 2002. He also served as President and Chief Operating Officer of Fort James Corporation, a manufacturer of disposable paper products, from August 1997 to August 1998, and prior to that as Chairman, and CEO of Fort Howard Corporation, a tissue products manufacturer, up until its merger with James River Corporation in 1997. Mr. Riordan also serves as a director of R.R. Donnelley & Sons Company (NYSE: RRD), a publication, catalog and commercial printing company. He served as a director of Potlatch Corporation from December 2002 to December 2008.

Directors Continuing in Office until 2011 (Class III)

Jack A. Hockema (age 62) has been a director since December 2008. Mr. Hockema has served as the President, Chief Executive Officer and a director of Kaiser Aluminum Corporation (NASDAQ: KALU), an aluminum products manufacturing company, since October 2001, and as Chairman of its Board since July 2006.

William T. Weyerhaeuser (age 65) has been a director since December 2008. Mr. Weyerhaeuser has served as Chairman of the Board of Columbia Banking System, Inc. (NASDAQ: COLB), a bank holding company with branches in Washington and Oregon, since January 2001, and served as its Interim Chief Executive Officer from June 2002 until February 2003. He has served as Chairman of the Board of Eden Bioscience Corporation (NASDAQ: EDEN), a developer and manufacturer of natural protein-based products for improving plant health, since November 2001, and served as a director of Potlatch Corporation from February 1990 to December 2008, and as vice-chair from January 2004 to December 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

This table shows the number of shares beneficially owned as of March 16, 2009, by each owner of more than 5% of our common stock, each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 11,354,542 shares of our common stock outstanding as of March 16, 2009, unless otherwise noted. Under SEC rules, beneficial ownership includes shares over which the person or entity exercises voting or investment power. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Right to Acquire (1)	Total Shares Beneficially Owned	Percent of Class
Stockholders Owning More Than 5%
Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	1,107,456	(2)		1,107,456	9.75%
T. Rowe Price Associates, Inc and T. Rowe Price Small-Cap Value Fund, Inc 100 E. Pratt Street Baltimore, MD 21202	972,077	(3)		972,077	8.56%

Directors and Named Executive Officers
Fredric W. Corrigan	—		—	—	*
Boh A. Dickey	4,000	(4)	—	4,000	*
Jack A. Hockema	—		—	—	*
Gordon L. Jones	16,608		—	16,608	*
William D. Larsson	—		—	—	*
Michael T. Riordan	488		—	488	*
William T. Weyerhaeuser	156,873	(5)	—	156,873	1.38%
Robert P. DeVleming	11,067	(6)	—	11,067	*
Michael S. Gadd	341	(7)	680	1,021	*
Linda K. Massman	10,000		—	10,000	*
Harry D. Seamans	12,034	(8)	—	12,034	*

Directors and Executive Officers as a group (12 persons)	215,053	(9)	680	215,733	1.90%

*	Less than 1%.

[Footnotes to this table appear on the following page.]

(1)    Represents shares that are issuable under restricted stock units that are vested as of March 16, 2009 and shares that are issuable as a result of the vesting of restricted stock units within 60 days of March 16, 2009.

(2)    Based on the stockholders’ Schedule 13G filed on February 5, 2009, with the SEC. The Schedule indicates that sole dispositive power over all these shares is held by the following entities in the respective amounts listed: Barclays Global Investors, NA, 591,589 shares; Barclays Global Fund Advisors, 491,226 shares; Barclays Global Investors, Ltd., 7,882 shares; Barclays Global Investors Japan Limited, 10,861 shares; and Barclays Global Investors Australia Limited, 5,898 shares. In addition, the Schedule reports sole voting power by the following entities over the respective shares listed: Barclays Global Investors, NA, 508,210 shares; Barclays Global Fund Advisors, 361,707 shares; Barclays Global Investors, Ltd., 707 shares; Barclays Global Investors Japan Limited, 10,861 shares; and Barclays Global Investors Australia Limited, 5,898 shares.

(3)    Based on the stockholders’ Schedule 13G filed on February 12, 2009, with the SEC, the stockholder serves as an investment advisor registered under the Investment Act, with sole dispositive power over all these shares and sole voting power over 309,088 of these shares. These securities are owned by various individuals and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc (which owns 626,337 shares, representing 5.5% of the shares of our common stock outstanding as of March 16, 2009), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)    These shares are held in the name of Mr. Dickey and his spouse with whom Mr. Dickey shares voting and investment power.

(5)    Includes the following: (i) 1,275 shares owned directly; (ii) 136,317 shares held by trusts or nonprofit entities of which Mr. Weyerhaeuser is either a trustee or director, 12,381 shares over which he has sole voting and investment power, 123,936 shares over which he has shared voting power, 20,570 over which he has shared investment power; and (iii) 18,301 shares held by a trust of which Mr. Weyerhaeuser is a trustee and has sole voting and investment power. Also includes 980 shares held in the name of his spouse, of which Mr. Weyerhaeuser disclaims beneficial ownership. A total of 32,577 shares of common stock held in trust are currently pledged as collateral for bank loans by two of the trusts. Mr. Weyerhaeuser disclaims beneficial ownership of all shares except for the 1,275 shares he owns directly and 18,301 shares held in a trust for his benefit for which he is also trustee.

(6)    Includes 1,760 shares of common stock held for Mr.DeVleming’s individual account under our 401(k) employee savings plan.

(7)    Includes 26 shares of common stock held for Mr. Gadd’s individual account under our 401(k) employee savings plan.

(8)    Includes 5,083 shares of common stock held for Mr. Seamans’ individual account under our 401(k) employee savings plan.

(9)    Includes an aggregate of 7,226 shares of common stock held for the executive officers’ benefit under our 401(k) employee savings plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2008 Annual Report on Form 10-K.

The Committee Members:

William T. Weyerhaeuser, Chair
Fredric W. Corrigan
Jack A. Hockema
Michael T. Riordan

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We were a wholly owned subsidiary of Potlatch until our spin-off on December 16, 2008. In connection with the spin-off, we entered into the employee matters agreement, or EMA, with Potlatch that addresses the parties’ respective obligations to employees and former employees who are or were associated with our business. Under the EMA, we generally agreed to provide for twelve months following the spin-off a substantially similar compensation program for our employees, including our named executive officers, as the program administered by Potlatch. As required by the EMA, we adopted or amended existing executive compensation plans, as appropriate, to replace or modify executive compensation plans previously sponsored by Potlatch or us.

As a result of our being a part of Potlatch for substantially all of 2008, much of the philosophy, objectives and mechanics of our compensation program for 2008 and 2009 are based on or derived from Potlatch’s program. There are, however, some notable exceptions for 2009, such as a change in company performance measurements under our annual cash incentive plan discussed on page 26 to reflect the fact that we are a stand-alone manufacturing company as opposed to part of a larger organization with a parent corporation that is a real estate investment trust, or REIT.

This Compensation Discussion and Analysis is organized into three sections. In the first section below, titled “Compensation Philosophy and Objectives,” we describe the key objectives and mechanics of our compensation program. Many of these objectives and mechanics applied to Potlatch’s compensation program in 2008, and are expected to apply to our compensation program in 2009.

In the second section below, titled “Analysis of 2008 Compensation,” we describe the compensation earned by or paid to our named executive officers during 2008. All of our named executive officers were employed by Potlatch prior to our spin-off, and were employed by us for the remainder of 2008.

In the third section below, titled “2009 Compensation Program Changes and Equity Grants,” we describe actions that the Compensation Committee has taken this year both to implement certain of our obligations under the EMA and to begin the process of developing a distinctly “Clearwater Paper” compensation program that will apply to 2010 and beyond.

Compensation Philosophy and Objectives

The objectives of our executive compensation program are to attract, retain, motivate, and reward key executives in order to enhance long-term profitability and align performance with shareholder value. We target our executive compensation levels to be at or near the median of compensation paid by our peer group. We believe that a significant portion of total compensation for our executives should be at risk and dependent on the achievement of target levels of performance.

Management Input

Before compensation is established by the Compensation Committee, our CEO and our Vice President, Human Resources, or VP-HR, recommend to the committee changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each named executive officer, except for the CEO. These recommendations are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets, and internal pay equity, as well as on individual performance considerations. Our CEO provides the Compensation Committee with his performance evaluations of the executives who report to him. Our VP-HR and our Controller provide the Compensation Committee with a detailed review of the actual results for the company and each operating division compared to the performance measures set at the beginning of the year under our annual incentive plan and the proposed payments or awards to be made to our named executive officers. Our CEO makes recommendations to the committee regarding increases to our executives’ salaries as well as compensation packages for executives being hired or promoted. The committee also looks to our CEO to propose company and operating division performance targets.

Compensation Oversight

The Compensation Committee’s primary responsibility is the oversight of our executive compensation and benefits programs, including approving the performance measurements and targets for executive officers’ incentive pay as well as annually reviewing and approving their compensation packages.

Compensation Consultants

The Compensation Committee has engaged Deloitte Consulting LLP, or Deloitte, to advise the committee on executive compensation matters. The Nominating Committee has also engaged Deloitte to advise that committee on director compensation matters. Deloitte does not advise any of our executive officers as to their individual compensation and does not perform other services for the company. The Compensation Committee intends to have Deloitte periodically perform a competitive market assessment of each executive officer’s compensation package that the committee will use to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments will be to evaluate the proper balance and competitiveness of our executive officers’ compensation as well as form of award used to accomplish the objective of each component.

Deloitte will also assist the Compensation Committee on an annual basis in reviewing and analyzing the compensation packages for the CEO and of each of our other named executive officers. Deloitte provided such assistance to the committee in early 2009 in connection with the committee’s determination of annual bonuses for 2008, base salary adjustments for 2009, and its review and approval of annual performance criteria and performance targets for annual and long-term awards to our executive officers.

Management also worked with Mercer Consulting, or Mercer, to assist with a review and adoption of the new performance measurements and criteria to be used under our annual incentive plan and long-term incentive plan, or LTIP, as those plans are based on Potlatch’s plans, which Mercer helped Potlatch develop. Mercer assisted us with evaluating and determining the appropriate measurements and criteria to use for our incentive plans given our status as a “C” corporation and manufacturing company. The criteria and measurements used under the Potlatch plans prior to the spin-off were based upon its status as a timber REIT, with significant manufacturing operations.

Decisions about the amount and form of executive compensation under our compensation program, however, are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by Deloitte and Mercer.

Establishing Compensation

At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers and in some cases other senior employees:

¡	approves any base salary increases;
¡	approves the payment of cash awards under our annual incentive plan for the prior year’s performance;
¡	approves the settlement of any performance based equity awards previously issued under our long-term incentive plan;
¡	establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;
¡	establishes the performance measures for any performance based equity awards under our long-term incentive plan;
¡	approves the grant of any other equity awards, such as restricted stock units that vest based on continued employment, under our long-term incentive plan; and
¡	establishes the peer group of companies that will be used for purposes of measuring relative performance under the performance based equity awards.

Use of Tally Sheets.    In connection with the committee’s annual review and approval of executive compensation, it analyzes tally sheets prepared by Deloitte that affix dollar amounts to all components of each named executive officer’s compensation consisting of base salary and bonuses, outstanding equity awards, benefits, and potential termination of employment and change-in-control severance payments under several different scenarios.

Wealth Accumulation Analysis.    In connection with the committee’s annual review and approval of executive compensation, it reviews a wealth accumulation analysis prepared by Deloitte in establishing our named executive officers’ compensation. The wealth accumulation analysis is comprised of an assessment of the potential value of equity holdings for each of our named executive officers based on (i) each of the termination scenarios presented to the committee in the tally sheet, and (ii) multiple company stock price scenarios at the end of a five- and ten-year period. The purpose of the analysis is to identify the potential wealth that may be created as a result of our compensation program and assist the committee in determining if that wealth creation is appropriate given our projected performance.

Competitive Market Assessments.    The committee conducts a periodic review of each of our named executive officer’s compensation and, in connection with these assessments, analyzes competitive data provided by Deloitte. Deloitte performed such an assessment for the committee in February 2009. Deloitte’s market assessment utilizes blended market data from relevant survey sources, including the Forest Products Industry Compensation Association Survey for industry-specific market data, as well as surveys from Mercer and Watson Wyatt for market data on non-durable goods manufacturing and general industry companies of similar size. This sample includes a majority of the companies within our 2009 peer group and other companies outside of our 2009 peer group to which we compare our compensation but not our performance for purposes of performance based equity awards issued under our LTIP. In the competitive assessment, Deloitte gathers competitive compensation data that is regressed, if available, to the revenues of the company for corporate-based employees and each operating division for division employees. The competitive assessment is based on positions that are similar in scope to those of our named executive officers.

Individual Performance.    We adjust compensation against the median level for individual executives, as appropriate, to recognize variables such as job performance, long-term potential, tenure and for purposes of recruitment and retention. Total direct compensation (defined as base salary plus short- and long-term incentives) earned by our executives may vary from the market median (above or below) based on actual performance relative to our plan.

Peer Group.    We measure our relative corporate performance for purposes of performance based equity awards issued under our LTIP against a peer group of companies. The peer group applicable to performance based equity awards awarded by Potlatch in 2008 to certain of our named executive officers is discussed in more detail on page 26 under the section titled “Treatment of Potlatch Equity Awards in Connection with Spin-off.” The peer group applicable to performance based equity awards awarded by us in March 2009 to our named executive officers is discussed in more detail on page 30.

Compensation Components

We balance our executives’ compensation packages among three components:

¡	Base salary;
¡	Short-term, or annual, cash incentives; and
¡	Long-term equity incentives.

Compensation Component Objectives.    The Compensation Committee’s goal in determining compensation for our named executive officers is to award compensation that is reasonable in relation to our compensation philosophy. Salaries are provided to employees as compensation for basic services to the company and to meet the objectives of attracting and retaining the talent needed to run our business. Our short-term cash incentives reward employees for helping us achieve or exceed annual financial targets, and our long-term equity incentives reward employees for helping us outperform our peers with respect to shareholder return.

We also compensate executives with higher levels of responsibility with a higher proportion of at-risk compensation and a larger proportion of equity compensation, so that their interests are more closely aligned with those of our stockholders.

To ensure fiscal discipline, we set threshold performance levels below which no annual or long term performance based incentive payments are to be made and set caps on the aggregate amount of incentive compensation that we can pay.

Base Salary.    The Compensation Committee targets executive base salaries at the median of competitive practice, with such adjustments as management and the committee deem necessary based upon the individual executive’s job performance, long-term potential and tenure. We have base salary ranges for each level, or pay grade, for all of our salaried employees, including our CEO. The placement of an executive officer’s rate of pay within the salary range for a given position corresponds to the executive’s level of experience and performance relative to his or her individual written performance plan. The performance plan contains operational, financial and customer-oriented objectives, as appropriate, determined by the executive officer together with our CEO. Although an initial salary range for our CEO is determined as described above, our CEO’s base salary is set by the Compensation Committee.

Annual Cash Incentives.    Our annual cash incentive program links compensation to annual company performance by awarding cash bonuses for achieving pre-defined corporate, pre-defined operating division performance goals or both.

Target Opportunities.    The target annual cash bonus for each of our executive officers is defined as a set percentage of base salary based on the pay grade of the officer’s position. The Compensation Committee intends to periodically review these target percentages for our executive officers and approve modifications to the target percentages when appropriate, based in part on the recommendations and input of management and Deloitte after a review of competitive practice. Although our CEO’s target award is initially calculated as a percentage of base salary based in part on input from Deloitte, ultimately the Compensation Committee establishes the actual target amount and the award earned by our CEO.

Performance Measures.    After establishing target awards, the committee determines the objective performance measures that must be achieved in order for the awards to be earned by the officer. The committee typically establishes two types of objective measures, one relating to the company’s overall financial performance for the year and one relating to the officer’s operating division’s performance for the year. The objective criteria are then communicated to the officers.

Modification of Earned Awards.    Even if the objective criteria established by the committee are achieved, target annual cash awards are subject to adjustment based on corporate and operating division financial performance and individual performance modifiers. At the end of the year, actual financial performance is calculated and the results are compared to the pre-approved, objective performance measures. Awards are further adjusted based on individual performance modifiers that are determined based on the individual employee’s annual performance review.

Once set by the Compensation Committee, target performance measures are not generally changed. However, upon the completion of the calculations for all eligible corporate and operating division employees, the committee is provided discretion under our annual incentive plan to modify individual annual incentive awards, or annual awards to all eligible employees as a group, after considering an individual’s performance, operating division’s performance, the company’s overall performance or unusual and extraordinary or infrequently occurring items. The committee also considers safety performance, environmental performance, and other factors when considering awards to be approved.

Earned awards are paid in cash in the first quarter of the year following the applicable performance year. If an executive officer does not meet his or her stock ownership requirement, awards are paid 50% in cash and 50% in stock. Executive officers may also elect to defer annual incentive awards pursuant to our deferred compensation program. Under our annual incentive plan, the Compensation Committee has discretionary authority to limit the amount and alter the time and form of payment of annual bonus awards if the aggregate amount of awards to be paid exceeds 6% of our pre-tax income or we did not declare a cash dividend for the year. The committee did not exercise this authority for 2008.

Long-Term Incentives.    Under our long-term equity incentive program, which is intended to link compensation to long-term company performance, we are initially granting two types of equity awards:

¡	performance shares; and
¡	restricted stock units, or RSUs.

Performance Shares.    Performance shares represent the contingent right to receive a varying number of shares of common stock based on our total stockholder return, or TSR, performance over a three-year period relative to the peer group applicable to the year in which the award is granted. TSR is stock price appreciation plus cash dividends. Performance shares reward employees for achieving total shareholder returns that exceed those of the company’s peers, encourage employees to focus on enhancing long-term stockholder value, and align management’s interests with stockholders’ interests. The committee determines performance share grants to our named executive officers annually, in the first quarter of each year.

Restricted Stock Units.    RSUs represent the contingent right to receive a fixed number of shares of common stock in the future so long as the employee remains employed through the applicable vesting period. We have used, and will continue to use, RSUs to help recruit or retain key employees and to align the interests of newly hired executives with those of our stockholders. The committee granted RSUs to certain of our named executive officers to replace the value of Potlatch equity awards that were cancelled upon the spin-off. The committee also granted RSUs to our executive officers for the purpose of recruiting them to join a newly independent public company with all of the risks attendant to such a venture as well as for the purpose of creating a retention benefit for the company since those awards vest over time. The committee determines annual RSU grants to our named executive officers, generally early in first quarter of each year. These RSU grants generally vest at the end of a three-year period subject to continued employment.

Long-Term Incentive Opportunities.    Based on an assessment of competitive long-term equity incentive opportunities performed by Deloitte for Potlatch, “guideline” long-term incentive values were developed for each pay grade for which awards are granted. The guideline long-term incentive values, which are based upon the median of competitive practice, are then converted to a guideline number of performance shares and RSUs based on the average closing price for our common stock over a fixed period of time as of the beginning of the performance period. The actual number of performance shares granted to eligible employees aside from the CEO is further subject to an increase or decrease at the Compensation Committee’s discretion, based upon management’s assessment of an individual employee’s past contributions and potential future contributions to the company. For the CEO, the committee determines the number of performance shares to be awarded based on a review by Deloitte of competitive long-term incentive opportunities and the committee’s evaluation of the CEO’s performance.

Because of our obligations under the EMA, we used the Potlatch guidelines for purposes of determining target LTIP awards granted in 2009 for our executive officers. The Compensation Committee intends to evaluate these guideline values with the assistance of Deloitte for purposes of our compensation program going forward.

Timing of Long-Term Incentive Awards.    The effective grant date for equity awards is the day of the Compensation Committee meeting at which the awards are approved. These meetings are scheduled well in advance of the actual meeting date and are not coordinated with the release of any material, non-public information. For named executive officers who are hired during the year, the committee generally approves equity grants that are effective upon the executive’s start date. For the purpose of converting the dollar value of a grant into a set number of shares, the committee may approve the use of the price of our common stock as of the grant date or the use of an average trading price over a set period.

Limitations on and Adjustments to Long-Term Awards.    The Compensation Committee reserves the right to reduce or eliminate any award to an employee, or to all senior employees as a group, if it determines that TSR has been insufficient, or if our financial or operational performance has been inadequate. As a result of the spin-off, at the end of 2008 we had no equity awards outstanding for which the committee needed to exercise this authority.

Analysis of 2008 Compensation

Performance Measures and Target Setting

Because we were a wholly owned subsidiary of Potlatch for almost all of 2008, we generally used Potlatch’s corporate and divisional performance for purposes of determining certain of our named executive officers’ annual incentive awards. Accordingly, the following discussion and analysis is largely framed by the Potlatch compensation program for 2008 as required to be adopted by us. For example, the performance measurements and criteria used for annual cash incentive bonuses for 2008 and the individual performance measurements used to determine actual annual incentive bonuses for 2008 and merit increases in salary for 2009, were largely determined by Potlatch’s compensation committee in the case of performance metrics and by Potlatch’s management in the case of individual performance evaluations for certain of our named executive officers.

Annual Incentives

Performance Measures.

CEO and CFO.    Our President and CEO, Gordon L. Jones, and our Vice President, Finance and CFO, Linda K. Massman, joined Potlatch solely for the purpose of helping effect the spin-off and launch Clearwater Paper as an independent company. Neither held an operational position at Potlatch, and became responsible for our corporate performance when the spin-off was effected in December 2008. Because of this, our Compensation Committee measured corporate performance for the purposes of determining Mr. Jones’ and Ms. Massman’s annual incentive awards for 2008 on the success of effecting the spin-off.

Other Named Executive Officers.    In order to reflect the structure of Potlatch prior to the spin-off as a REIT with significant manufacturing operations, for 2008 the following performance measures were used for the purposes of determining annual cash incentive awards for our other named executive officers, Robert P. DeVleming, Harry D. Seamans and Michael S. Gadd:

¡	Funds from Operations, or FFO, measured at the Potlatch corporate level against pre-defined targets; and
¡	Earnings before interest, taxes, depreciation, depletion and amortization, or EBITDDA, measured at the operating division level against pre-defined targets.

FFO means net earnings, plus depreciation, depletion and amortization and the non-cash basis of real estate sold. The use of this measure was intended to focus incentive plan participants on generating profits by both increasing revenues and controlling costs. In addition, FFO is the primary measure used by the investment community to measure REIT performance. As we are not a REIT, going forward we will not be using FFO as a performance measure for purposes of our future annual cash incentive awards.

Plan Mechanics.    A target incentive pool was calculated based on the sum of the target annual incentive amounts for each participant in the plan. The Compensation Committee approved the funding for the incentive pool based on performance against pre-determined targets. The funded pool was then allocated by our CEO to the corporate and operating divisions based on the following:

¡	Corporate: company FFO; and
¡	Operating Divisions: operating division EBITDDA performance (weighted 75%) and corporate FFO performance (weighted 25%).

The operating division vice presidents allocated the portion of the incentive pool earned by or allocated to their divisions among individual participants based on their respective annual performance reviews. Individual awards could range from zero to two times target. The Compensation Committee established the actual award for our CEO, and also reviewed and approved the CEO’s recommendations for bonus payouts to other named executive officers.

Performance Target Setting.    The 2008 FFO performance scale and the corresponding incentive pool modifiers as a multiple of target were as follows:

Performance Level	FFO Performance (Versus Budget)	Incentive Pool Modifier (Multiple of Target)
Threshold	80% of Budget	0.25 x Target Pool
Target	100% of Budget	1.00 x Target Pool
Maximum	126.7% of Budget	2.00 x Target Pool

The incentive pool modifier for FFO performance proportionately increases or decreases between threshold and target levels and between target and maximum levels.

The 2008 EBITDDA target for the consumer products and pulp and paperboard operating divisions set by Potlatch and the corresponding award modifiers as a multiple of target were as follows:

Performance Level	2008 Target EBITDDA Consumer Products	2008 Target EBITDDA Pulp and Paperboard	Award
Target EBITDDA	$37.6 million	$82.4 million	1.00 x Target Award

For a division that achieved its target EBITDDA, those who participated in the annual incentive program within that division were entitled to 100% of that portion of their annual target incentive award that is based on their respective operating division’s performance, subject to each participant’s individual performance modifier which may increase or decrease their award payment. There is no annual award payment for a division’s participants for divisional performance below the target EBITDDA level, but at the CEO’s discretion the portion of the funded incentive pool allocated to a division could allow for a greater than target amount to be paid for EBITDDA performance above the division’s target.

2008 Actual Performance and Compensation Decisions.    The amounts paid for 2008 annual incentive awards were the result of:

¡	the success in effecting the spin-off;
¡	our 2008 corporate FFO(1) performance, which resulted in a multiplier of 61.1% and $154.8 million after adjustments for spin-related costs;
¡	actual 2008 EBITDDA performance for each operating division (for operating division vice presidents only), which resulted in the following multipliers:

Operating Division	Actual 2008 EBITDDA(2)	Approved Award
Consumer Products	$53M	100%
Pulp and Paperboard	$47.8M	0

¡	each officer’s individual performance.

(1)    Our 2008 FFO was calculated by adding to Potlatch’s consolidated net earnings for the period from January 1 through December 15, 2008, depreciation, depletion and amortization for the same period as well as the non-cash basis of real estate sold by Potlatch, plus our net earnings, depreciation and amortization for the period from December 16 through December 31, 2008. Costs associated with the spin-off through December 15, 2008, were then added to that amount to arrive at the FFO performance measure approved for 2008.

(2)    Each of our operating division’s actual 2008 EBITDDA can be calculated from the audited amounts shown in Note 13 to the audited financial statements included in our Annual Report on Form 10-K, filed on March 18, 2009, which we refer to as our 10-K. Actual 2008 EBITDDA for each of the Consumer Products and Pulp and Paperboard divisions can be calculated by taking the division’s operating income and adding depreciation.

For 2008, the Compensation Committee made individual modifications to the compensation of named executive officers, including our CEO, based on recommendations from our CEO, advice from Deloitte and individual performance reviews. Individual performance modifiers could range from 0.0 to 2.0 times the target award. The threshold individual modifier is 0.5, below which no bonus was awarded. The individual modifiers for our named executive officers for 2008 ranged from 0.0 to 2.0.

Our CEO’s recommendations to the Compensation Committee concerning the individual performance modifiers of each of the other named executive officers were based on the individual performance evaluations of those officers, and in the case of Messrs. DeVleming and Seamans, were largely determined based upon the recommendations of Potlatch’s management given that those named executive officers served Potlatch until December 15, 2008. The evaluations of these named executive officers took into account objective criteria in the form of operating results against budget and results against customer-oriented goals established for each executive officer at the beginning of the year, and subjective criteria such as strategic goals which involve the exercise of discretion and judgment in assessing performance attainment. A major factor in determining the individual modifiers for Ms. Massman and Mr. Gadd was for their work performed in connection with the success of implementing the spin-off.

In determining the CEO’s individual performance modifier, the Compensation Committee considered its evaluation of Mr. Jones’ performance against his operational and strategic goals for 2008, particularly for his work related to the spin-off. The committee noted that under Mr. Jones’ leadership, the company:

¡	successfully implemented the spin-off;
¡	successfully established a management team;
¡	initiated cost-containment strategies; and
¡	initiated organizational realignment.

The spin-off was of significant strategic importance to both Potlatch and us, as it allows:

¡

us to focus our attention and resources on our core pulp and paperboard and consumer products businesses and allows Potlatch to concentrate its management and resources on its timber, harvest and log sale, real estate and wood products businesses;

¡	the investment community to better evaluate the merits and future prospects of each company;
¡	each company to realign its management structure to better focus on its respective product markets and business opportunities;
¡

us to be able to invest any available excess cash flow from our businesses into growing our company without competing for capital with Potlatch’s businesses, and to have direct access to the public capital markets; and

¡

us to develop incentive programs to better attract and retain key employees through the use of stock-based and performance-based incentive plans that more directly link their compensation with our financial performance.

Because of its key strategic importance, both our Compensation Committee and Potlatch’s compensation committee approved the inclusion, or add-back, of costs associated with the spin-off as part of FFO performance measurement for incentive plan calculation purposes. Actual FFO amounts differed between us and Potlatch as a result of each company’s financial results for the last two weeks of December 2008. Had the costs associated with the spin-off through December 15, 2008 not been factored into the measurement of FFO for us for purposes of 2008 annual incentive awards, our FFO would have been $146 million which would have resulted in a multiplier of 42% for the corporate portion of the annual incentive award.

Treatment of Potlatch Equity Awards in Connection with Spin-off

Like our long-term equity incentive program described above, each year Potlatch has historically granted performance shares and since 2008, RSUs under its long-term incentive program. Potlatch previously granted stock options as well, but stopped doing so prior to its conversion to a REIT in January 2006. Two of our named executive officers, Mr. Jones and Ms. Massman, joined Potlatch in the latter half of 2008 and therefore did not receive from Potlatch any long-term equity incentives. Our other three named executive officers, Messrs. DeVleming, Seamans and Gadd, each worked for Potlatch for the entire portion of 2008 prior to the spin-off and were previously granted equity awards by Potlatch.

In connection with the spin-off, equity awards held by individuals who became our employees upon the spin-off, including Messrs. DeVleming, Seamans and Gadd, were treated as follows:

¡

performance shares tied to Potlatch’s total stockholder return over the three-year period beginning January 1, 2006 and ending December 31, 2008 were settled in Potlatch common stock by Potlatch prior to the spin-off using a compressed 33-month performance period, rather than the regular three-year period;

¡

all performance shares tied to Potlatch’s total stockholder return over the three-year period beginning January 1, 2007 and ending December 31, 2009 and the three-year period beginning January 1, 2008 and ending December 31, 2010 were terminated upon the spin-off;

¡	all Potlatch restricted stock units were terminated upon the spin-off; and
¡

all stock options to purchase Potlatch common stock remained options to purchase Potlatch common stock. The holder will be entitled to exercise the option according to its terms as long as the holder continues to remain employed by us. The shares issued upon such exercise are to be issued by Potlatch.

In January 2009, we granted RSUs to our employees and officers, including to Messrs. DeVleming, Seamans and Gadd to replace the value of the Potlatch performance shares and RSUs that were terminated upon the spin-off. See “2009 Compensation Program Changes and Equity Grants” at page 26. In each of 2007 and 2008, Potlatch established a peer group applicable to performance shares awarded by Potlatch that were tied to Potlatch’s total stockholder return over the three-year period beginning January 1, 2007 and January 1, 2008, respectively. As described above, these performance shares were allowed to terminate upon the spin-off and were replaced by us in early 2009 with RSUs that vest based on continued employment and not based on relative performance compared to the previous applicable peer group. As a result, the 2007 peer group and the 2008 peer group established by Potlatch are no longer applicable to any of our outstanding equity awards.

Potlatch Stock Awards in 2008.    In 2008, Potlatch determined that it would be appropriate to provide a fully vested stock award to Mr. Gadd on December 5, 2008 to recognize his individual and overall company performance for the period starting with his initial hiring date and ending November 2008. Mr. Gadd was awarded 1,500 shares of Potlatch common stock in connection with this stock award.

2009 Compensation Program Changes and Equity Grants

Performance Measures and Target Setting

In order to develop incentive programs for 2009 that more directly link our employees’ performance and compensation with the company’s financial performance as a stand-alone manufacturing company, we instituted changes to the incentive programs that were developed by Potlatch and largely adopted by us pursuant to our agreement under the EMA. These changes were reviewed, analyzed and approved by the Compensation Committee with the assistance of Deloitte.

Annual Incentives

Performance Measures.    In order to reflect our status as a stand-alone manufacturing company, the committee established the following performance measures for 2009 annual cash incentive awards:

¡	Earnings before interest, taxes, depreciation and amortization, or EBITDA, measured at the company level against pre-defined targets; and
¡	EBITDA measured at the operating division level against pre-defined targets.

The use of these measures is intended to focus participants on generating income and cash flow by both increasing revenues and controlling costs. In addition, EBITDA is a common measure used by the investment community to measure the performance of companies like ours. We believe that the use of these measures will further improve the alignment of our employees’ and stockholders’ interests.

Plan Mechanics.    In March 2009, a target incentive pool was calculated based on the sum of the target annual incentive amounts for each participant in the plan. Based on 2009 year-end financial performance, in the first quarter of 2010, the Compensation Committee will approve the funding for the incentive pool based on our 2009 performance against the EBITDA measures. The incentive pool may fund from 0% to 200% of the target pool. The funded pool will then be allocated by the CEO to the corporate and operating divisions based on the following:

¡	Corporate: company EBITDA performance, modified based on the achievement of measurable strategic objectives; and
¡	Operating Divisions: operating division EBITDA performance (weighted 75%) and company EBITDA performance (weighted 25%).

The committee believes that a corporate link in the operating division allocation is necessary to keep a division motivated to maximize its contribution to overall EBITDA in the event that the division enters a down-cycle and the division-specific goals cannot be reached and to encourage employees to focus on the performance of the company as a whole. Our CEO has discretion to adjust the corporate and operating division incentive pools, subject to the maximum aggregate funded pool approved by the committee. The Compensation Committee will have discretion to adjust the earnings used in the EBITDA calculations for extraordinary items, as appropriate. If the company EBITDA threshold is not met, no amounts will be paid out to the operating divisions based on their operating performance nor to corporate level participants, subject to the committee’s discretion. We expect the aggregate amount of annual incentive awards that may be paid out in 2009 to not exceed the self-funding incentive pool.

The operating division vice presidents will allocate their available incentive pool among individual participants based on their respective annual performance reviews. Individual awards can range from zero to two times target. The Compensation Committee is responsible for establishing the actual award for our CEO, and will also review and approve the CEO’s recommendations for bonus payouts to our other named executive officers.

Performance Target Setting.    The company EBITDA performance scale for 2009 annual cash bonuses and the corresponding incentive pool modifiers as a multiple of target are as follows:

Performance Level	EBITDA Performance (Versus Budget)	Incentive Pool Modifier (Multiple of Target)
Threshold	75% of Budget	0.25 x Target Pool
Target	100% of Budget	1.00 x Target Pool
Maximum	133.3% of Budget	2.00 x Target Pool

Long-Term Incentives

In March 2009, the committee approved the grant of long-term incentive awards to our named executive officers. The total award for all eligible employees, excluding our CEO, consisted of the two components generally described above:

¡

75% in the form of performance shares that may pay out based on our TSR compared to that of our peer group during the three-year performance period beginning January 1, 2009, and ending December 31, 2011; and

¡	25% in the form of time-vested RSUs with three-year “cliff vesting” subject to continuing employment.

We believe that RSUs will enhance retention of officers and other key personnel as a result of the vesting period. Additionally, such awards will encourage the recipients to increase the value of the award over the vesting period since they will not be paid out until fully vested. The use of RSUs as part of our long-term incentives is also consistent with the practices of our peer group. Our CEO received only performance shares to provide him with the highest degree of variable, or at-risk, compensation consistent with aligning his pay to the performance of the company and enhancing the link between his pay and shareholder value creation.

For the three-year performance period beginning January 1, 2009 and ending December 31, 2011, the relative TSR performance scale and the corresponding number of shares earned as a percentage of target were set by the Compensation Committee as follows:

Performance Level	Total Stockholder Return Percentile Rank (Versus 2009 Peer Group)	Number of Shares Earned (Percentage of Target)
Threshold	33rd Percentile	25% Target
Target	50th Percentile	100% Target
Maximum	85th Percentile	200% Target

The number of performance shares earned for relative TSR performance will proportionately increase or decrease between threshold and target levels and between target and maximum levels. Performance at the 85th percentile would require that we outperform 13 of the 16 peer group companies.

The Compensation Committee believes that for purposes of measuring relative corporate performance for awarding annual or long-term incentives:

¡

the 33rd Percentile is an appropriate “floor” for purposes of setting a minimum standard of performance necessary to earn an award because it is consistent with our philosophy of placing executive officers’ compensation at risk if minimal performance is not achieved;

¡	the 50th Percentile is an appropriate measure for purposes of paying 100% of the target amount because it is in line with our philosophy of targeting compensation at median levels; and
¡

the 85th Percentile is an appropriate measure for purposes of paying 200% of the target amount because it is in line with our philosophy of maintaining fiscal discipline by capping total compensation while also rewarding executives for achieving superior performance.

Dividend Equivalents.    If cash dividends are paid by us on our outstanding shares, dividend equivalents accrue on the shares underlying RSUs and performance shares and are converted into additional share awards payable when and to the extent the RSUs or performance shares are settled.

Replacement of Potlatch Equity Awards

Three of our named executive officers, Messrs. DeVleming, Seamans and Gadd, previously held Potlatch performance shares and RSUs that were allowed to terminate upon the spin-off. Under the EMA, we were obligated to issue replacement equity awards to these officers of equivalent value. In January 2009, the Compensation Committee approved RSU awards to each such named executive officer to replace the Potlatch equity awards that were cancelled. Cancelled Potlatch RSUs were replaced with new time vested RSUs of equivalent value with substantially equivalent vesting schedules. Cancelled Potlatch performance shares were replaced with RSUs of equivalent value that will vest over the remaining portion of the performance period applicable to the cancelled Potlatch award. We did not issue performance shares in replacement of the cancelled Potlatch performance shares because the terminated Potlatch performance shares were based on Potlatch’s TSR as a REIT, a performance measure we believe would have been impracticable to replicate and carry forward relative to our performance as a stand-alone manufacturing company, and a significant portion of the performance periods had already run.

The number of shares subject to the RSUs issued in replacement of the terminated Potlatch equity awards were based on the value of the shares, including dividend equivalents underlying the cancelled award at the time of cancellation, and calculated based on the closing price of Potlatch’s stock on the date of the spin-off and the trading prices of our stock on the day our stock first began trading on a “regular way” basis after the spin-off. The three named executive officers who received replacement RSUs and the number of shares of common stock subject to the replacement RSUs are set forth below:

	Terminated PCH Equity Awards	Total CLW RSUs (1)
Robert P. DeVleming
PCH Performance Share Grant (2007-2009)	6,443.69	12,721.00	(2)
PCH Performance Share Grant (2008-2010)	3,876.03	7,651.50	(3)
PCH RSU Share Grant (Vesting Date 12/31/10)	1,292.01	2,550.50	(3)

Harry D. Seamans
PCH Performance Share Grant (2007-2009)	8,591.59	16,961.00	(2)
PCH Performance Share Grant (2008-2010)	3,488.42	6,886.50	(3)
PCH RSU Share Grant (Vesting Date 12/31/10)	1,162.81	2,295.50	(3)

Michael S. Gadd
PCH Performance Share Grant (2007-2009)	2,371.28	4,681.00	(2)
PCH Performance Share Grant (2008-2010)	852.73	561.25	(3)
PCH RSU Share Grant (Vesting Date 12/31/10)	284.24	1,683.75	(3)
PCH RSU Grant (Vesting 1/15/09, 1/15/10, 1/15/11)	1,033.61	2,040.00	(4)

(1)	Dividend equivalents accrue on the underlying shares and will be converted into additional restricted stock units, payable when the RSUs become payable.

(2)	Vest January 13, 2010.

(3)    Vest January 13, 2011.

(4)    Vest ratably January 31, 2009, 2010 and 2011. The grant from Potlatch was made to Mr. Gadd for performance and retention purposes.

Initial Executive Equity Grants

Also in January 2009, our Compensation Committee approved the grant of RSUs to our executive officers for the purpose of recruiting them to join a newly independent public company with all of the risks attendant to such a venture as well as for the purpose of creating a retention benefit for the company since those awards vest over a three-year period.

Our named executive officers who received these initial awards and the number of shares underlying the awards are set forth below:

Name	Value of Equity Awards (80% of 2008 Annualized Salary)	Number of Shares Underlying RSUs*
Gordon L. Jones	$500,000	47,893
Linda K. Massman	$280,032	26,823
Robert P. DeVleming	$210,048	20,120
Harry D. Seamans	$236,304	22,634
Michael S. Gadd	$168,000	16,092

*	With the exception of Mr. Jones’ award, the RSUs awarded vest 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant and 60% on the third anniversary of the date of grant. Mr. Jones’ RSUs vest ratably over a three-year period from date of grant. Dividend equivalents accrue on the underlying shares and will be converted into additional stock units, payable when the RSUs become payable.

2009 Peer Group

Based upon the analysis of, and in consultation with Deloitte in March 2009, we established a peer group for purposes of our TSR comparison for our 2009-2011 performance share awards as well as for purposes of executive compensation comparisons. The Compensation Committee’s primary criterion for such peer companies is the industry in which they operate, and secondarily their respective annual revenue and market capitalization. The 16 member peer group is represented in the following table:

Company Name	FY 2008 Revenue (1)	Market Capitalization (2)
International Paper Company	$24,829	$5,045
Kimberly-Clark Corporation	$19,415	$21,822
Weyerhaeuser Company	$8,018	$6,468
Smurfit-Stone Container Corporation	$7,350	$66
MeadWestvaco Corporation	$6,637	$1,911
Sonoco Products Company	$4,122	$2,310
Graphic Packaging Holding Company	$4,079	$390
Temple-Inland Inc.	$3,884	$511
Rock-Tenn Company	$2,839	$1,307
Packaging Corporation of America	$2,360	$1,378
Verso Paper Corp.	$1,767	$54
P.H. Glatfelter Company	$1,273	$421
Wausau Paper Corp.	$1,192	$558
Neenah Paper, Inc.	$842	$129
Buckeye Technologies, Inc.	$826	$141
Caraustar Industries, Inc.	$820	$14

Clearwater Paper Corporation	$1,255	$95

(1)	In millions, annual revenue for fiscal year 2008.

(2)	In millions, as of December 31, 2008.

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. The guidelines are provided below:

Chief Executive Officer	Value of Shares = 3 x Base Salary
Division Vice President	Value of Shares = 2 x Base Salary
Staff Vice President	Value of Shares = 2 x Base Salary

Each executive except Mr. Jones must acquire by February 28, 2014, or within 5-years of his or her becoming an executive officer subject to the guidelines, at least the share value shown above. To meet the requirements, an executive must increase his or her stock holdings in the first two-years he or she is subject to the guidelines to 40% of the applicable guideline value, and each year thereafter by at least 20% of the value until at least the minimum value is acquired. Mr. Jones, as CEO, must acquire at least the share value shown above, and to meet this requirement, Mr. Jones must increase his stock holdings in the first year as CEO to 20% of the applicable guideline value, and each year thereafter by at least 20% of the value until at least the minimum value is acquired. Shares held in a brokerage account, an account with our transfer agent or in our 401(k) Plan, common stock units owned as a result of deferred awards paid under our annual incentive program, and any vested RSUs all count towards the ownership requirement. Shares subject to unexercised stock options, unvested RSUs or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. The stock ownership of our named executive officers as of March 16, 2009 is presented on page 15. See “Security Ownership of Certain Beneficial Owners and Management.”

If an executive does not meet the incremental ownership requirement or the ownership requirement is not maintained after it is initially met, incentive awards to be made under our annual incentive program are paid 50% in cash and 50% in stock, and any performance share award that is earned, on an after-tax basis, must be retained to the extent necessary to meet the stock ownership guidelines.

Severance Program for Executive Employees

The Compensation Committee believes that our Severance Program for Executive Employees, or Executive Severance Program, provides tangible benefits to the company and its stockholders, particularly in connection with recruiting and retaining executives for a newly created public company such as we are as well as in a change of control situation. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or other triggering event may never occur. Our objectives in having the Executive Severance Program are consistent with our compensation objectives to recruit, motivate and retain talented and experienced executives. In addition, we believe the Executive Severance Program provides a long-term commitment to job stability and financial security for our executives and encourages retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control policies ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers, but are also provided to certain other management employees. Severance benefits are discussed in detail on pages 40 - 45.

Section 162(m)

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the CEO and the other named executive officers. Companies may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While the Compensation Committee considers the effect of this rule in developing and implementing our compensation program, in order to preserve the committee’s flexibility, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). However, our annual incentive programs and performance share award portion of our long-term incentive program are intended to qualify as performance-based compensation.

Personal Benefits

We do not provide perquisites or other personal benefits to our officers or senior employees, such as aircraft for personal use, paid parking spaces, company cars, country club memberships or separate dining facilities, with exception of certain relocation expenses and insurance premiums. Our health care and other medical insurance programs, as well as our Salaried 401(k) Plan, or 401(k) Plan, are the same for all salaried employees, including officers, with the exception that highly compensated employees pay a larger percentage of their insurance premiums than other employees.

Supplemental Benefit Plans.    Our Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Salaried Retirement Plan and 401(k) Plan. Benefits under this plan are based on compensation that includes the amounts of any annual bonus that the employee has elected to defer, and are computed without regard to the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are calculated based on the qualified plan formulas and do not otherwise augment the normal benefit formula applicable to salaried employees. These plans are discussed in detail on pages 37-39.

Salaried Retirement Plan.    Our Salaried Retirement Plan, or Retirement Plan, provides a pension to our salaried employees, including our named executive officers. We believe the retirement plan is competitive with our peers and is a defined benefit plan that provides for the long-term security of our salaried employees upon retirement. This plan is discussed in detail on pages 37 - 39.

Other Benefits

401(k) Plan.    Our 401(k) Plan permits substantially all of our employees, including our named executive officers, to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. We make matching contributions equal to 70% of a salaried employee’s contributions that do not exceed 6% of his or her annual compensation, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are 100% vested in the matching contributions upon completion of two-years of service.

Health and Welfare Benefits.    All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

EXECUTIVE COMPENSATION TABLES

2008 Compensation

2008 Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)		Total ($)
Gordon L. Jones(6) President and Chief Executive Officer	2008	$312,510	—	—	$438,000	$34,263	$59,438	(7)	$844,211

Linda K. Massman(8) Vice President, Finance and Chief Financial Officer	2008	$103,441	—	—	$103,400	$4,670	$16,816	(9)	$228,327

Robert P. DeVleming	2008	$260,880	—	$197,692	$190,800	$223,978	$15,218		$888,568
Vice President,	2007	$250,450	—	$156,960	$109,900	$148,552	$17,169		$683,031
Consumer Products	2006	$238,950	—	$107,871	$150,400	$114,334	$18,948		$630,503

Harry D. Seamans	2008	$294,180	—	$228,458	—	$337,298	$22,675		$882,611
Vice President, Pulp	2007	$286,560	—	$204,504	$238,300	$198,760	$22,771		$950,895
and Paperboard	2006	$276,890	—	$144,576	$189,900	$161,352	$44,533		$817,251

Michael S. Gadd(10) Vice President and General Counsel	2008	$170,948	$25,800	$90,938	$74,200	$15,903	$9,493		$387,282

(1)	As a result of the consummation of the spin-off on December 16, 2008, the summary compensation reflected in the table for 2008 is comprised of compensation paid or earned by our named executive officers from January 1, 2008 to December 15, 2008 while employed by Potlatch, and compensation paid by us or earned by those persons while employed by us from December 16, 2008 to December 31, 2008. The summary compensation reflected in the table for 2006 and 2007 is comprised of compensation paid or earned by our named executive officers, as applicable, while employed by Potlatch. No amounts are shown for Mr. Jones or Ms. Massman for 2006 or 2007 because they began work for Potlatch in 2008. No amounts are shown for Mr. Gadd for 2006 or 2007 because he was not an executive officer at Potlatch during that period.

(2)	This column (i) shows the compensation expense for RSUs granted in 2008 and the values for performance shares granted in prior years for three-year performance periods beginning in 2006, 2007 and 2008, respectively, all pursuant to Potlatch’s long-term incentive plan, and (ii) for 2008 shows the compensation expense for a fully vested Potlatch stock award granted by Potlatch to Mr. Gadd to recognize performance for the period starting with his initial hiring date and ending November 2008. The amounts shown reflect the compensation expense taken by us in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004)-Share Based Payment, or FAS 123R for the applicable fiscal year. The estimated fair value of RSUs was determined by multiplying the number of shares subject to the RSU award by the closing price of Potlatch’s stock on the grant date, and then dividing the product by the number of months in the vesting period for the applicable year. The fair value of performance share awards was estimated using a Monte Carlo simulation model. To derive estimated fair value per share, this valuation technique simulated TSR for Potlatch and the peer group using market data for a period equal to the term of the performance period, correlated the simulated returns within the peer group to estimate a probable payout value, and discounted the probable payout value using a risk-free interest rate. This technique generated estimated fair values per share of $51.95, $47.90 and $52.75 for the 2006, 2007 and 2008 performance share grants, respectively. All Potlatch equity awards outstanding at the time of the spin-off were automatically terminated in accordance with their terms and replaced by us in January with RSUs. See “Replacement of Potlatch Equity Awards” on page 28.

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(3)	This column shows cash bonuses earned under our annual incentive plans. Annual bonuses relating to performance in 2008 were actually paid in 2009.

(4)	Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

(5)	Includes 401(k) company match, allocations under the 401(k) Plan Supplemental Benefit portion of our Salaried Supplemental Benefit Plan ($12,704 for Mr. Seamans), and premiums paid for life and accidental death & dismemberment insurance.

(6)	Mr. Jones became our CEO on December 16, 2008. From July 1, 2008 to December 15, 2008, he was employed by Potlatch as a Vice President. Mr. Jones’ annualized salary for 2008 was $625,000.

(7)	Includes $22,932 for payment and reimbursement of relocation expenses and a tax gross-up of $12,067 relating to reimbursed relocation related expenses includible in gross income. The relocation expenses and tax gross-up were paid by Potlatch as part of its salaried employee relocation program. Also includes $13,501 of legal expenses incurred in connection with the negotiation and preparation of Mr. Jones’ employment contract that were paid by Potlatch.

(8)	Ms. Massman became our Vice President, Finance and CFO on December 16, 2008. From September 15, 2008 to December 15, 2008, she was employed by Potlatch as a Vice President, Ms. Massman’s annualized salary for 2008 was $350,040.

(9)	Includes $9,901 for payment and reimbursement of relocation expenses and a tax gross-up of $6,303 relating to reimbursed relocation related expenses includible in gross income. The relocation expenses and tax gross-up were paid by Potlatch as part of its salaried employee relocation program.

(10)	Mr. Gadd became our Vice President, General Counsel and Corporate Secretary on December 16, 2008, with an annualized salary for 2008 of $210,000. Prior to that, including for the period January 1, 2008 to December 15, 2008, he was employed by Potlatch as Associate General Counsel and Corporate Secretary. Because Mr. Gadd served in two different roles in 2008, his target annual incentive or “Non-Equity Incentive Plan” award was $60,600 based on the respective target percentage for his salary grade for each position held, and pro-rated for the time served in each position. For services performed in connection with the spin-off, the Compensation Committee awarded him an additional cash award that is shown in the “Bonus” column.

Grants of Plan-Based Awards for 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gordon L. Jones(3)		$27,350	$218,800	$875,200	—	—	—	—
Linda K. Massman(3)		$6,465	$51,720	$206,880	—	—	—	—
Robert P. DeVleming		$14,700	$117,400	$469,600	—	—	—	—
Harry D. Seamans		$16,600	$132,400	$529,600	—	—	—	—
Michael S. Gadd		$7,600	$60,600	$242,400	—	—	—	—

(1)	Actual amounts paid under our annual incentive plan for performance in 2008 were paid on March 13, 2009, and are reflected in the Summary Compensation Table on page 33 in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan are subject

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to an individual performance modifier, which can range from zero to 2.0, based on an individual’s performance measure for the year. The threshold personal modifier is 0.5, below which an individual would receive no bonus. A modifier of 0.5 would result in an individual receiving only one half of the bonus amount otherwise payable under our annual incentive plan, and a modifier of 2.0 would result in an individual receiving 200% of such bonus amount. Pursuant to his employment agreement, Mr. Jones’ individual performance modifier for 2008 could range from zero to two times the bonus amount based on the results of his individual performance, which is established by the Compensation Committee. The amounts shown for Target assume an individual performance modifier of 1.0. To show the lowest and highest awards available, the amounts shown for Threshold assume an individual performance modifier of 0.5 and those for Maximum assume a personal modifier of 2.0.

(2)	As a result of the spin-off, we had no equity awards outstanding as of December 31, 2008. See “Replacement of Potlatch Equity Awards,” page 28. As described in Note 12 to the financial statements included in our 10-K, we recorded compensation expense in the twelve months ended December 31, 2008 with respect to 282,469 RSUs that were issued by us in January 2009 pursuant to the EMA in replacement of Potlatch equity awards that were terminated in connection with the spin-off. Because the RSUs and underlying award agreements were not finalized by us until January 2009, they do not appear as of December 31, 2008 in the table.

(3)	Represents the pro-rated annual incentive plan award for Mr. Jones and Ms. Massman, based on their actual period of service for 2008. See “Compensation of the Executive Officer and Chief Financial Officer” for additional detail.

Compensation of the Chief Executive Officer and Chief Financial Officer

Chief Executive Officer.    For 2008, Mr. Jones had a target annual bonus opportunity of $438,000 or 70% of his base salary, which, when pro-rated for his six months of service was equal to $218,800. He was paid an annual bonus of $438,000 for 2008. His bonus could have ranged from zero to two times the pro-rated target amount based on corporate performance criteria established by the Compensation Committee, and was subject to further modification based on the results of his individual performance measures established by the committee. Mr. Jones also participates in our long-term incentive award plan on terms established by the committee.

Mr. Jones receives other benefits generally available to our officers, including participation in our Supplemental Plan and Retirement Plan. See narrative following the “Pension Benefits Table.”

Mr. Jones is entitled to certain payments upon termination or a change of control. See “Potential Payments Upon Termination or Change of Control—Mr. Jones’ Employment Agreement.” Mr. Jones is prohibited from competing against us or soliciting our or our affiliates employees for two-years following termination of his employment.

The Compensation Committee has reviewed all components of Mr. Jones’ compensation, including base salary, annual incentive award and long-term incentive grants plus the cost to us of any other salaried employee benefits and our projected payout obligations under several potential severance and change of control scenarios. Based on this review, the committee has determined that Mr. Jones’ total compensation, and in the case of the severance and the change of control scenarios, the potential payouts, are in the aggregate reasonable and not excessive because they are in line with comparable companies’ potential payouts and are consistent with the committee’s evaluation of his performance.

Ms. Massman’s Employment

Chief Financial Officer.    With the exception of Mr. Jones, we have not entered into employment agreements with our named executive officers. Pursuant to the terms of the company’s offer letter to Ms. Massman, her starting salary for 2008 was $350,040 per year and she had a target annual bonus opportunity of $175,020 or 50% of her base salary, which, when pro-rated for her actual days of service was equal to $51,720. She was paid an annual bonus of $103,400 for 2008.

Current Equity Holdings

2008 Outstanding Equity Awards at Fiscal Year End(1)

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gordon L. Jones	—	—	—	—
Linda K. Massman	—	—	—	—
Robert P. DeVleming	—	—	—	—
Harry D. Seamans	—	—	—	—
Michael S. Gadd	—	—	—	—

(1)	As a result of the spin-off, we had no equity awards outstanding as of December 31, 2008. However, replacement equity was awarded to Messrs. DeVleming, Seamans and Gadd in January 2009 for Potlatch performance shares and RSUs that were cancelled in connection with the spin-off. See “Replacement of Potlatch Equity Awards,” page 28. As described in Note 12 to the financial statements included in our 10-K, we recorded compensation expense in the twelve months ended December 31, 2008 with respect to 282,469 RSUs that were issued by us in January 2009 pursuant to the EMA in replacement of Potlatch equity awards that were terminated in connection with the spin-off. Because the RSUs and underlying award agreements were not finalized by us until January 2009, they do not appear as of December 31, 2008 in the table.

2008 Stock Vested Table(1)

Name	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gordon L. Jones	—	—
Linda K. Massman	—	—
Robert P. DeVleming	—	—
Harry D. Seamans	—	—
Micahel S. Gadd	—	—

(1)	As a result of the spin-off, at the end of 2008 we had no equity awards outstanding. However, in 2008 prior to the spin-off, Messrs. DeVleming and Seamans were awarded Potlatch stock by Potlatch with a value of approximately $219,000 and $285,000, respectively, prior to withholding for tax purposes, upon settlement of outstanding Potlatch performance shares granted for the performance period 2006-2008. In addition, Mr. Gadd was awarded a fully vested Potlatch stock award with a value of approximately $39,000, prior to withholding for tax purposes, by Potlatch to recognize his performance for the period starting with his initial hiring date and ending November 2008.

Post-Employment Compensation

Pension Benefits Table

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Retirement Plan and the non-qualified Supplemental Plan.

Name	Plan Name		Number of years credited service (#)		Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Gordon L. Jones	Supplement Plan	(1)	0.50		$22,296	$0
Gordon L. Jones	Retirement Plan	(2)	0.50		$11,967	$0
Linda K. Massman	Supplement Plan	(1)	0.30		$1,283	$0
Linda K. Massman	Retirement Plan	(2)	0.30		$3,387	$0
Robert P. DeVleming(3)	Supplement Plan	(1)	30.82		$392,790	$0
Robert P. DeVleming	Retirement Plan	(2)	30.82		$720,875	$0
Harry D. Seamans(3)	Supplement Plan	(1)	31.53		$748,759	$0
Harry D. Seamans	Retirement Plan	(2)	31.78	(4)	$726,231	$0
Michael S. Gadd	Supplement Plan	(1)	2.84		$3,710	$0
Michael S. Gadd	Retirement Plan	(2)	2.84		$28,179	$0

(1)	Salaried Supplemental Benefit Plan

(2)	Salaried Retirement Plan

(3)	Supplemental Plan service and benefit amounts for Messrs. Seamans and DeVleming include years of service and benefits under the Potlatch supplemental plans.

(4)	Mr. Seamans has credited service under the Retirement Plan exceeding actual service by .25 years as of December 31, 2008. The additional credited service serves to increase the benefit amount paid under the Retirement Plan and reduce the benefit paid from the Supplemental Plan, under which no credit is given for additional years of service. No augmentation of the total formula benefit occurs as a result of the additional service, but more of the total benefit is payable from the Retirement Plan.

The following assumptions were made in calculating the present value of accumulated benefits:

¡	discount rate of 6.15%;
¡	zero percent future salary growth;
¡	normal retirement age 62 or current age if older;
¡	service as of the fiscal year-end;
¡

mortality expectations based on RP-2000 Annuitant Mortality with 15-years projection for 2007, and RP-2000 Annuitant Mortality with 16-years projection for 2008, Forest Products Salaried Mortality for 2005 (a table prepared by Milliman, our third party actuary, based on study of forest products companies); no pre-retirement mortality was assumed; and

¡	IRS limitations and Social Security covered compensation are as of the measurement date.

Summary of Plan Benefits:    Regular, full-time salaried employees (including the named executive officers) are eligible to receive retirement benefits under the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual bonus awards. Benefits paid under the Retirement Plan are calculated as follows:

Benefit	Benefit Available If:	Benefit Amount
Normal Retirement	Eligible employee is age 65 when pension starts

Normal monthly benefit calculation

¡   Final average monthly earnings (highest consecutive 60 months of final 120 months earnings)

¡   Multiplied by 1%

¡   Multiplied by years of credited service

Plus

¡   Portion of final average monthly earnings that exceeds the Social Security Benefit Base

¡   Multiplied by 1/2%

¡   Multiplied by years of credited service up to 35

Early Retirement	Employment with company terminates after eligible employee turns 55 and has ten or more years of vesting service	Calculate the monthly normal retirement benefit (as described above), then reduce that amount by 5/12 of 1% (5% per year) for each month the retirement age is less than age 62

ERISA mandated survivor benefits are paid under the Retirement Plan. Pension benefits may be paid in the form of a life annuity. Alternate annuity forms of payment are available subject to the actuarial reduction factors used for all salaried employees in the Retirement Plan. Benefits with total actuarial present value less than $5,000 are paid in a lump sum.

The retirement benefit payable under the Retirement Plan is supplemented by benefits paid under the Supplemental Plan. Benefits paid under the Supplemental Plan are calculated in accordance with the normal retirement benefit formula or early retirement formula described in the table above with respect to the Retirement Plan taking into account the retirement benefit that would have been paid under the Retirement Plan if:

¡	the limitations imposed by the Internal Revenue Code on maximum eligible annual earnings ($230,000 in 2008) and maximum annual retirement benefits ($185,000 in 2008) did not apply;
¡	any deferred bonus awards were paid to the eligible employee in the year deferred; and
¡	any additional years of credited service provided under the Retirement Plan were not included.

For example, in 2008, the maximum compensation allowed under the qualified plan was $230,000. For an executive earning $300,000 in 2008, the Retirement Plan uses compensation of $230,000 in the benefit formula, while the Supplemental Plan uses the full $300,000, producing a higher total benefit value.

The Supplemental Plan benefit is offset by the benefit amount payable from the Retirement Plan.

Full-time salaried employees who are eligible to participate in the Retirement Plan and whose annual earnings or annual benefit under the Retirement Plan exceed the Internal Revenue Code maximum or who elect to defer receipt of bonus awards paid under our annual incentive plan are eligible to participate in the Supplemental Plan. Benefits paid under the Supplemental Plan are paid beginning in the year after the year the eligible employee turns 55 or terminates employment, whichever is later and, at the eligible employee’s election, in one of the forms available under the Retirement Plan except that benefits with total actuarial present value of $50,000 or less are paid in a lump sum.

2008 Nonqualified Deferred Compensation Table

The table below shows the fiscal year contributions made by or on behalf of the named executive officers, along with their account balances under the nonqualified Supplemental Plan as well as amounts deferred under our annual incentive plan.

Name	Aggregate Balance at Beginning of Last FY (1) ($)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last FYE (12/31/08) ($) (4)
Gordon L. Jones	—	—	$3,465	$21	—	$3,486
Linda K. Massman	—	—	—	—	—	—
Robert P. DeVleming	$15,607	—	$5,913	$815	—	$22,335
Harry D. Seamans	$38,246	—	$12,704	$2,102	—	$53,052
Michael S. Gadd	—	—	$762	$4	—	$766

(1)	These amounts reported represent compensation earned for years prior to 2008 under Potlatch plans, which are obligations of Clearwater.

In addition to the retirement benefits described above, the Supplemental Plan also provides supplemental benefits under our 401(k) Plan to the extent that an eligible employee’s allocations of “company contributions” or “allocable forfeitures” are reduced under the 401(k) Plan due to Internal Revenue Code limits or because the eligible employee has deferred an award under our annual incentive plan. Eligible employees are credited with contributions under the Supplemental Plan equal to the difference between the amount of company contributions and allocable forfeitures actually allocated to the eligible employee under the 401(k) Plan for the year and the amount of company contributions and allocable forfeitures that would have been allocated to the eligible employee under the 401(k) Plan if the eligible employee had made “participating contributions” equal to 6% percent of his or her earnings determined without regard to the Internal Revenue Code limit on maximum eligible compensation ($230,000 in 2008) and without regard to deferral of any award otherwise payable under our annual incentive plan. Such amounts credited to the Supplemental Plan on behalf of eligible employees are credited with interest equal to 120% of the long-term applicable federal rate published by the Internal Revenue Service with quarterly compounding or will be deemed to be invested in certain investments allowed under the 401(k) Plan. Eligible employees become vested in this supplemental benefit upon the earliest of completion of two-years of service, attainment of age 65 while an employee, or total and permanent disability. The supplemental benefits are paid in ten or fewer annual installments or in a lump sum, at the eligible employee’s election, beginning in the year following the year in which the eligible employee separates from service. Benefit payments made under the Supplemental Plan to “key employees,” as defined under the Internal Revenue Code, will be delayed for a minimum of six months following the date their employment terminates. Account balances that are equal to less than the annual 401(k) contribution limit ($15,500 in 2008, $16,500 in 2009) on the date the eligible employee separates from service are paid in a lump sum without regard to the employee’s election.

(2)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2008 Summary Compensation Table.

(3)	None of the Aggregate Earning reported in this Table are included in the 2008 Summary Compensation Table for the 2008 fiscal year as they do not represent above market preferential earning.

(4)	The following amounts included in the Aggregate Balance column above were previously reported as compensation to the named executive officers in the Summary Compensation Table for previous fiscal years: Robert DeVleming; $10,353.34; Harry Seamans $14,949.59.

Certain employees, including the named executive officers, who earn an award under our annual incentive plan may defer receipt of a minimum of 50% and a maximum of 100% of the award pursuant to rules established under the Management Deferred Compensation Plan. Eligible employees may elect to defer awards in cash, stock units or a combination of both. If stock units are elected, dividend equivalents are credited to the units. Cash deferrals are credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. Eligible employees are 100% vested in deferred awards at all times. Beginning in 2009, we expect to allow cash deferrals to be invested in phantom accounts that mirror investments allowed under the 401(k) Plan and investments in cash will be limited to the temporary investment of funds pending investment in stock units.

Potential Payments Upon Termination or Change of Control

Severance Program for Executive Employees

The Executive Severance Program provides severance benefits to our named executive officers and certain other employees. Benefits are payable under the Executive Severance Program both in connection with a termination of the executive officer’s employment with us and in connection with a change of control.

Termination Other Than in Connection with Change of Control.    The following table assumes a termination of employment occurred on December 31, 2008, without cause or for good reason on the part of the officer. The table sets forth the severance benefits payable to each of our named executive officers under our Executive Severance Program (except for Mr. Jones, whose benefits listed below are shown in accordance with his employment agreement) if the named executive officer’s employment is terminated in the circumstances described below. The following table assumes the termination of employment occurred on December 31, 2008.

	Cash Severance Benefit	Pro-Rata Annual Bonus	Value of Equity Acceleration (1)	Benefit Continuation	Total
Gordon L. Jones(2)	$2,125,068	$218,800	$0	$4,800	$2,348,668
Linda K. Massman	$175,020	51,720	—	$217	$226,957
Robert P. DeVleming	$262,560	117,400	—	$11,623	$391,583
Harry D. Seamans	$295,380	132,400	—	$4,186	$431,966
Michael S. Gadd	$105,000	60,600	—	$5,639	$171,239

(1)	Except for Mr. Jones and except for a termination of employment in connection with death, disability or retirement described below in the table entitled "Other Potential Payments Upon Termination," our named executive officers are not entitled to accelerated vested or other acceleration of equity awards in connection with a termination of employment. Under Mr. Jones' employment agreement, if his employment is terminated by us without cause or by Mr. Jones for good reason, then the $500,000 initial RSU award granted to him in January 2009 will fully vest. Because the $500,000 initial RSU award was not granted by us until January 2009, no potential accelerated vesting or other acceleration of this equity award is shown for him as of December 31, 2008 in the table.

(2)	Mr. Jones’ severance benefits will be paid in accordance with his employment agreement if his employment with us terminates during his first three-years of employment. This table shows the value of the severance benefits payable pursuant to his employment agreement.

Under the Executive Severance Program, benefits are payable to each of our executive officers when his or her employment terminates in the following circumstances:

¡	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
¡

the company employing the employee ceases to be a participating company in the Executive Severance Program due to a sale of the company to a third party or a spin-off of a subsidiary employing the employee;

¡

election by the employee to terminate employment upon being required to relocate his or her principal place of business to a place that is 50 miles or more further from the employee’s primary residence than the prior principal place of business; or

¡	separation from service by the employee within 24 months of
¡	a material reduction in his or her authority or responsibility,

¡	any reduction in his or her base salary, standard bonus opportunity, or long-term incentive opportunity, or
¡	a 15% or greater reduction in his or her aggregate benefits as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees.

No severance benefits are payable in connection with an employee’s termination generally if (1) the employee separates from service on or after his or her normal retirement date, and (2) during the two-year period immediately before retirement the employee is an eligible employee under the Executive Severance Program.

Upon the occurrence of any of the events described above, the following severance benefits are payable to the applicable executive officer:

¡

Cash Severance Payment.    A cash payment equal to three weeks of the employee’s base compensation for each full year of service. The minimum cash benefit is six months of base compensation and the maximum is one-year.

¡

Eligibility for Pro-rated Bonus.    Continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and pro-rated for the number of months during the fiscal year in which the employee was employed.

¡	Unused and Accrued Vacation. The employee’s unused and accrued vacation.
¡

Benefits Continuation.    Continued medical, dental and basic life insurance coverage for a period of weeks equal to three weeks for each full year of service. The minimum period for continued insurance coverage is six-months and the maximum is one-year.

Termination in Connection with a Change of Control.    The following table sets forth the severance benefits payable to each of our named executive officers under the Executive Severance Program (except for Mr. Jones, whose benefits listed below are paid in accordance with his employment agreement during his first three-years of employment) upon a termination of employment in connection with a change of control. The following table assumes the termination of employment and a change of control each occurred on December 31, 2008.

	Cash Severance Payments	Pro-Rata Annual Bonus	Value of Equity Acceleration (1)	Benefit Continuation	Enhancement of Retirement Benefits	Excise Tax Gross-Up Payment	Total
Gordon L. Jones(2)	$3,187,602	$218,800	$0	$14,400	$10,186	$1,188,523	$4,619,511
Linda K. Massman	$1,312,650	$51,720	$0	$1,087	$5,277	$443,537	$1,814,271
Robert P. DeVleming	$951,780	$117,400	$0	$29,058	$0	$315,113	$1,413,351
Harry D. Seamans	$1,070,753	$132,400	$0	$20,931	$0	$0	$1,224,084
Michael S. Gadd	$761,250	$60,600	$0	$28,197	$31,573	$301,359	$1,182.979

(1)	Under the award agreement relating to our performance shares, upon a change of control, a prorated portion of the target award is deemed payable (based on the number of complete months that have lapsed during the performance period) and dividend equivalents are calculated on the target award. Under the award agreement relating to our RSUs, if the holder's employment is terminated by us without cause or by the holder for good reason within one month prior to or 24 months after a change of control that is at least six months following the date the RSU was granted, the RSU will fully vest. In addition, under Mr. Jones' employment agreement, if his employment is terminated by us without cause or by Mr. Jones for good reason within 24 months of a change of control, then the $500,000 initial RSU award granted to him in January 2009 will fully vest and a prorated portion of performance share awards held by him will be settled based on actual (as opposed to target) performance. Because we had no outstanding equity awards at December 31, 2008, as result of the spin-off, no potential accelerated vesting or other acceleration of equity awards is shown.

(2)	Mr. Jones’ severance benefits will be paid in accordance with his employment agreement if his employment with us terminates during his first three-years of employment. This table shows the value of the severance benefits payable pursuant to his employment agreement. His employment agreement is discussed below under “Mr. Jones’ Employment Agreement.”

Under the Executive Severance Program, benefits are payable to each of our executive officers upon a change of control. In general, a change of control is one or more of the following events: (1) any person acquires more than 30% of Clearwater common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.

Upon a change of control, the performance period for outstanding performance share awards will be deemed concluded on the effective date of the change of control. As of that date, target awards will be deemed payable and dividend equivalents will be calculated on the target award pro-rated to the date of the change of control. Because we had no equity awards outstanding at December 31, 2008, no amounts are shown in the table above for any equity acceleration.

In addition, other benefits are payable to our executive officers if, within two-years following a change of control, one of the following events occurs:

¡	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
¡

the company employing the employee ceases to be a participating company in the Executive Severance Program due to a sale of that company to a third party or a spin-off of a subsidiary employing the employee;

¡

election by the employee to terminate employment upon being required to relocate his or her principal place of business to a place that is 50 miles or more further from the employee’s primary residence than the prior principal place of business; or

¡	separation from service by the employee within 24 months of
¡	a material reduction in his or her authority or responsibility,
¡	any reduction in his or her base salary, standard bonus opportunity, or long-term incentive opportunity, or
¡	a 15% or greater reduction in his or her aggregate benefits as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees.

Upon the occurrence of any of the events described above within two-years following a change of control, the following severance benefits are payable to our executive officers:

¡

Cash Severance Payment.    A cash benefit equal to the employee’s base compensation plus his or her base compensation multiplied by his or her standard, or target, bonus percentage, determined as of the date of the change of control or the effective date the employee separates from service, whichever produces the larger amount, multiplied by 3 with respect to our CEO, and 2.5 with respect to all other eligible employees. The cash benefit is subject to a downward adjustment if the employee separates from service within thirty months of his or her normal retirement date and additional service credit for the severance period is added to the pension benefit calculation;

¡

Pro-Rated Bonus.    Awarded under our annual incentive plan for the fiscal year of termination, determined based on the employee’s target or standard bonus and pro-rated for the number of months during the fiscal year in which the employee was employed;

¡	Benefits Continuation. COBRA premium payments during the number of years equal to the factor described above for continued medical, dental and basic life insurance coverage;
¡	Enhancement of Retirement Benefits.
¡

A lump sum cash benefit equal to the value of that portion of the employee’s “company matching account” in the 401(k) Plan attributable to “company contributions” which is unvested and the unvested portion, if any, of the employee’s “401(k) Plan supplemental benefit” account under the Supplemental Plan;

¡

A lump sum cash benefit equal to the present value of the employee’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan, and the Supplemental Plan, respectively if the employee was not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service;

¡	Vacation Pay Enhancement. Unused and accrued vacation notwithstanding whether any minimum service requirement has been met under our vacation policy; and

¡

Gross-Up Payment; If Applicable.    A tax gross-up payment if the employee is subject to an excise tax on his or her change of control benefits. If change in control related payments (or parachute payments) are less than $50,000 over the employee’s safe harbor limit, $100,000 in the case of the CEO, then his or her payments will be reduced to the safe harbor limit to avoid the imposition of the excise tax.

Mr. Jones’ Employment Agreement

We entered into an employment agreement with our CEO, Mr. Jones, when we hired him in 2008.

Voluntary Termination by Mr. Jones or Termination by the Company for Cause.    If Mr. Jones terminates his employment for any reason other than good reason, or if he is terminated for cause, he will receive:

¡	Any accrued but unpaid base salary, bonus, vacation and benefits.

Termination due to Death, or Disability.    If Mr. Jones’ employment is terminated due to death, or disability, after signing a release of claims, he or his estate will receive:

¡	Any accrued but unpaid base salary, bonus, vacation and benefits;
¡	Pro-rated annual bonus for the termination year under the applicable bonus plan, and paid at the same time as other bonus plan participants;
¡	Immediate vesting of initial $500,000 RSU award by us in February 2009; and
¡	Pro-rated settlement of performance share awards, based on our actual performance and paid after the end of the performance period.

Involuntary Termination or Termination by Mr. Jones for Good Reason.    Prior to a change in control if we terminate Mr. Jones’ employment for any reason other than cause or disability or if Mr. Jones terminates his employment for good reason, after signing a release of claims, he will receive:

¡	Any accrued but unpaid base salary, bonus, vacation and benefits;
¡	Pro-rated annual bonus for the termination year under the applicable bonus plan and paid at the same time as other bonus plan participants;
¡	24 months of pay continuation (base salary and target bonus);
¡	Continued medical coverage for the lesser of 24 months or until Mr. Jones is eligible for subsequent employer-provided coverage;
¡	Immediate vesting of initial $500,000 RSU award granted by us in February 2009;
¡

All vested but unexercised options, if any, to acquire our common stock would remain exercisable through the earlier of the original expiration date of the option or the date which is three months following the separation; and

¡	All of his unvested performance shares, if any, will be immediately cancelled upon termination of employment.

Termination in Connection with a Change of Control.    If, in connection with a change of control, Mr. Jones’ employment is terminated for any reason other than cause, or if he terminates employment for good reason, after signing a release of claims, he will receive:

¡	Any accrued but unpaid base salary, bonus, vacation and benefits;
¡	Pro-rated annual bonus for the termination year under the applicable bonus plan and paid at the same time as other bonus plan participants;
¡	a lump sum payment in the amount equal, before applicable taxes and deductions, to three times the sum of his base salary and target annual bonus in effect at the time of separation;
¡	Continued medical coverage for three-years or until he is eligible for subsequent employer-provided coverage;
¡	immediate vesting of all options acquired at least six months prior to the effective date of the change of control, if any;
¡	Pro-rated settlement of performance share award, based on our actual performance and paid after the end of the performance period;
¡	Immediate vesting of all restricted stock awards, including the initial $500,000 RSU award granted by us in February 2009; and

¡

All vested but unexercised options, if any, to acquire our common stock would remain exercisable through the earlier of the original expiration date of the option or the date which is one-year following the separation.

The definition of “change of control” under Mr. Jones’ employment agreement is substantially similar to the definition of “change of control” described above with respect to the Executive Severance Program.

Gross-Up Payment.    If any payment or distribution by us to Mr. Jones or for his benefit, made upon a termination or separation described above, would be subject to an excise tax, then Mr. Jones will be entitled to receive a gross-up payment equal to the excise tax. If his change in control related payments (or parachute payments) are less than $100,000 over his safe harbor limit, then Mr. Jones payments will be reduced to the safe harbor limit to avoid the imposition of the excise tax.

Other Potential Payments Upon Termination

The following table summarizes the value as of December 31, 2008, that our named executive officers would be entitled to receive assuming the respective officer’s employment terminated on December 31, 2008, in connection with death, disability or retirement. No named executive officer, with the exception of Mr. Seamans, was eligible for retirement under the Retirement Plan as of December 31, 2008. As a result, the amounts shown for the other named executive officers in the table reflect amounts they would be entitled to receive in connection only with death or disability.

Pro-Rata Bonus Under Annual Incentive Plan ($)
Gordon L. Jones	$218, 800
Linda K. Massman	$51,720
Robert P. DeVleming	$117,400
Harry D. Seamans	$132,400
Michael S. Gadd	$60,600

Under the award agreement relating to our performance shares, if the holder's employment terminates in connection with death, disability or retirement, the holder is entitled to a prorated number of shares based on the number of complete months that have lapsed during the performance period. Under the award agreement relating to our RSUs, if the holder's employment terminates in connection with death, disability or retirement, and the RSU provides for vesting in its entirety as of a single date, the holder will be entitled to a prorated number of the RSUs based on the number of months completed in the vesting period. If the RSU vests ratably during the vesting period, the holder will receive the next tranche of RSUs scheduled to vest. In addition, under Mr. Jones' employment agreement, if his employment is terminated due to death or disability, then the $500,000 initial RSU award granted to him in January 2009 will fully vest. Because we had no outstanding equity awards at December 31, 2008, as result of the spin-off, no potential accelerated vesting or other acceleration of equity awards is shown.

Additional Termination or Change of Control Payment Provisions

Annual Incentive Plan.    As noted in the discussion of the Executive Severance Program, in the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her pro-rated “standard bonus” for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Executive Severance Program, and like certain other benefits under the Executive Severance Program requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a pro-rata portion of the annual bonus based on our actual performance.

Benefits Protection Trust Agreement.    We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Executive Severance Program; Management Deferred Compensation Plans, Deferred Compensation Plan for Directors; the Salaried Severance Plan; Mr. Jones’ Employment Agreement; and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

2008 Stock Incentive Plan.

In addition to those termination situations addressed under our Executive Severance Program, with respect to performance shares if the participant’s employment terminates during the performance period because of retirement, disability, or death, the participant, or his or her beneficiary, is entitled to a pro-rated number of the performance shares subject to the award. The pro-rated number of performance shares earned is determined at the end of the performance period based on the ratio of the number of completed calendar months the participant is employed during the performance period to the total number of months in the performance period. The pro-rated number of performance shares, plus dividend equivalents equal to the cash distributions that would have been paid on the shares earned had the recipient owned the shares during the three-year period, are paid at the end of the applicable performance period.

With respect to RSUs, if the participant’s employment terminates because of retirement, disability, or death, and the vesting of the participant’s RSUs is to occur in its entirety as of a single date, the participant, or his or her beneficiary, will be entitled to a pro-rated portion of the RSUs. If the vesting is to occur over a period of time, such as 20%, 20% and 60% over three-years, the participant, or his or her beneficiary, will receive the already vested RSUs as well as the next tranche of RSUs scheduled to vest. Termination of a participant’s employment (for reasons other than in connection with a change of control or upon the death, disability or retirement) will result in the automatic termination of any unvested RSUs.

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors a fair compensation package that is tied to the services they perform as well as to the performance of the company, with the objective of recruiting and retaining an outstanding group of directors.

The Nominating Committee, pursuant to the authority granted under its charter, engages Deloitte to advise it on director compensation matters. Additionally, in connection with the consulting work that Deloitte performed for the Board of Directors of Potlatch in 2008 in connection with the spin-off, Deloitte provided advice as to our director compensation. Deloitte’s assessment was taken into consideration in establishing our current director compensation, which is targeted to be at the median of compensation paid by comparable companies.

2008 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Fredric W. Corrigan(4)	$0	$0	$0	$0
Boh A. Dickey	$6,288	$0	$0	$6,288
Jack A. Hockema	$3,253	$0	$0	$3,253
William D. Larsson	$3,253	$0	$0	$3,253
Michael T. Riordan	$4,972	$0	$0	$4,972
William T. Weyerhaeuser	$4,972	$0	$0	$4,972

(1)	Represents pro-rata annual retainer fees for 2008, as well as any pro-rata amounts earned for service as Chair or Committee Chair and meeting attendance fees. For Messrs. Dickey, Riordan and Weyerhaeuser, includes $1,500 each for a December 2, 2008 director meeting fee that was paid by Potlatch.

(2)	No equity compensation was paid to our directors in 2008. See Long-Term Incentive Awards discussion below.

(3)	We pay premiums for accidental death & dismemberment insurance. Because the coverage under the policy for our directors was only in effect for the last two weeks of December, the premium per director was less than $5.

(4)	Mr. Corrigan did not join our Board until January 2009.

During 2008, one of our directors, Gordon Jones, also served as our President and CEO. As a result, he did not receive compensation for his services as a director during 2008. The compensation received by Mr. Jones as one of our named executive officers is shown in the 2008 Summary Compensation Table provided elsewhere in this proxy statement.

Retainer and Fees.    Our outside directors are paid cash compensation at the following rates:

Annual retainer fee	$40,000
Annual retainer fee for Chair	$20,000
Annual retainer fee for Chair of the audit committee	$15,000
Annual retainer fee for Chair of each other committee	$5,000
Attendance fee for each board meeting	$1,500
Attendance fee for each committee meeting	$1,500

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Directors Plan. When a director elects to defer fees, he must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock.

Long-Term Incentive Awards.    No equity compensation was paid to our directors in 2008. However, in connection with joining our Board, in January 2009 our outside directors were granted an award of phantom common stock units with a value of $140,000 that will vest ratably over a three year period. Additionally, in 2009, our outside directors will receive a pro-rated annual equity award based on a full value annual award of $70,000 for their service to the company to date and a prospective annual equity award with a value of $70,000 that will vest after one year. These awards will also be granted in the form of phantom common stock units. The common stock units awarded will be credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units held by the director in his or her deferred account will be converted to cash based upon the then market price of the common stock and will be paid to the director.

Other Benefits.    We provide coverage for directors under our Director and Officer Liability Insurance Policy and for directors and their spouses under our Accidental Death and Dismemberment Insurance Policy. Directors and their spouses are also eligible to participate in our Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. In 2008, we made no donations on behalf of any of our directors to organizations with which any director was affiliated as an executive officer or director in excess of the amounts matched by us under this program.

Stock Ownership Guidelines.    In order to promote and increase equity ownership by our directors and to further align their interests with those of our stockholders, the Board has adopted stock ownership guidelines that require each outside director to beneficially hold at least $220,000 in equity, including common stock units granted under the Directors Plan, by the fifth anniversary of his or her election as a director.

AUDIT COMMITTEE REPORT

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for fiscal 2008 with management and KPMG LLP and discussed with KPMG those matters required by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2008 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

Boh A. Dickey, Chair
William D. Larsson
William T. Weyerhaeuser

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG LLP in each year are compatible with the auditor’s independence. The following table shows fees billed for 2008 for professional services rendered by KPMG for the audit of our financial statements in preparation of our spin-off. Pursuant to the separation and distribution agreement described above that we entered into with Potlatch in connection with the spin-off, Potlatch paid KPMG all of the audit fees shown in the table below. There are no audit, audit-related, tax or other fees relating to 2007 shown in the table below, because our results were included in Potlatch’s consolidated financial statements.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2008	$528,905	$—	$—	$—
2007	Not applicable	Not applicable	Not applicable	Not applicable

We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

GENERAL INFORMATION

Stockholder Proposals for 2010

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2010 Annual Meeting is December 10, 2009. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 19, 2010 and February 18, 2010. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our Bylaws. A copy of our Bylaws is available for downloading or printing by going to our web site at www.clearwaterpaper.com, and selecting “Investor Relations,” and then “Corporate Governance.”

Annual Report and Financial Statements

A copy of our 2008 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2008, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may request a copy of the 2008 Annual Report by going to http://ir.clearwaterpaper.com/.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting have filed the required reports on time in 2008, with the exception that a Form 3 that should have been filed by the company on behalf of our Controller and Treasurer, Douglas D. Spedden by December 2, 2008, was filed on January 15, 2009.

Copies of Corporate Governance and Other Materials Available

We will make available to a stockholder, free of charge, any of the following documents at the stockholder’s request:

¡	Restated Certificate of Incorporation
¡	Amended and Restated Bylaws
¡	Corporate Governance Guidelines
¡	Code of Business Conduct and Ethics
¡	Code of Conduct for Senior Financial Officers
¡	Audit Committee Charter
¡	Compensation Committee Charter
¡	Nominating and Governance Committee Charter
¡	Director Independence Policy
¡	Related Person Transactions Policy
¡	Procedures for the Reporting of Questionable Accounting and Auditing Matters

These documents are available for downloading or printing on our web site at www.clearwaterpaper.com, by selecting “Investor Relations” and then “Corporate Governance.” Copies of any of these documents may also be obtained by writing to the following address:

Clearwater Paper Corporation

Attn: Corporate Secretary

601 W. Riverside Blvd, Suite 1100

Spokane, WA 99201

PROPOSAL 1—ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated by our Board of Directors at the recommendation of the Nominating and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines.

The individuals named as proxies on the proxy card, voting instruction forms and through the Internet and telephone voting facilities to vote your shares will vote FOR the election of all nominees unless you direct them to withhold your votes. Each nominee is now a member of the Board. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2012

Boh A. Dickey

Age 64, a director since December 2008.

Gordon L. Jones

Age 59, a director since December 2008.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

We recommend a vote FOR this proposal.

KPMG LLP (KPMG), a registered public accounting firm, currently serves as our independent registered public accounting firm and has conducted the audit of our financial statements for fiscal year 2008. Please see the section titled “Fees Paid to Independent Registered Public Accounting Firm” in this proxy statement for a discussion of the fees billed for 2008 for professional services rendered by KPMG for the audit of our financial statements in preparation of our spin-off.

Based upon its review of KPMG’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2009.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2009 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Directions to the Clearwater Paper Corporation

2009 Annual Meeting of Stockholders

on

Tuesday, May 19, 2009

at

9:00 a.m. Local Time (Pacific)

The Davenport Hotel

10 South Post Street

Spokane, WA 99201

As noted in the Annual Meeting attendance section of the proxy, the notice or proxy card along with a photo identification will serve as your admission for one shareholder to attend the Annual Meeting of Stockholders.

Directions from I-90: Take the Lincoln Street exit (number 280). Go North on Lincoln. Turn East (right) on First Avenue (approx. 3 blocks).

Parking: Self parking is available in the Davenport garage on the southwest corner of First Avenue and Post. For valet parking turn North (left) on Post, the entryway will be on your left.

For more information on directions to the Davenport Hotel, please visit http://www.thedavenporthotel.com/index.php?act=/directions .

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

☐    FOLD AND DETACH HERE    ☐

CLRWT2

PROXY Proxy for Annual Meeting of Stockholders to be Held May 19, 2009 at 9:00 a.m. local time (Pacific) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLEARWATER PAPER CORPORATION

The undersigned hereby appoints Gordon L. Jones, Linda K. Massman and Michael S. Gadd, as proxies with full power in each to act without the others and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Clearwater Paper Corporation to be held on May 19, 2009, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

(PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR RETURN IT TO VOTE PROCESSING, C/O BROADRIDGE, 5 1 MERCEDES WAY, EDGEWOOD, NY 11717.)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to annual meeting day. Have your notice of internet availability or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to annual meeting day. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CLRWT1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends a vote FOR the election of two Directors to serve until the 2012 Annual Meeting of Stockholders.

Vote on Directors			For	Against	Abstain
Proposal 1 -	Election of Directors
	Nominees: 1a. Boh A. Dickey		☐	☐	☐
	1b. Gordon L. Jones		☐	☐	☐

Vote on Proposal								For	Against	Abstain
The Board of Directors recommends a vote FOR Proposal 2.
Proposal 2 - Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2009.								☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

☐    FOLD AND DETACH HERE    ☐

CLRWT4

PROXY Proxy for Annual Meeting of Stockholders to be Held May 19, 2009 at 9:00 a.m. local time (Pacific)

On behalf of The Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Potlatch Corporation Salaried 401(K) Plan. The shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or Internet, the Trustee (Mercer Trust Company) must vote the Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side. (PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)

CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CLRWT3	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends a vote FOR the election of two Directors to serve until the 2012 Annual Meeting of Stockholders.

Vote on Directors			For	Against	Abstain
Proposal 1 -	Election of Directors
	Nominees: 1a. Boh A. Dickey		☐	☐	☐
	1b. Gordon L. Jones		☐	☐	☐

Vote on Proposal								For	Against	Abstain
The Board of Directors recommends a vote FOR Proposal 2.
Proposal 2 - Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2009.								☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2.

Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

☐    FOLD AND DETACH HERE    ☐

CLRWT6

PROXY Proxy for Annual Meeting of Stockholders to be Held May 19, 2009 at 9:00 a.m. local time (Pacific)

On behalf of The Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Potlatch Corporation Hourly 401(K) Plan. The shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or Internet, the Trustee (Mercer Trust Company) must vote the Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side. (PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)

CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CLRWT5	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends a vote FOR the election of two Directors to serve until the 2012 Annual Meeting of Stockholders.

Vote on Directors			For	Against	Abstain
Proposal 1 -	Election of Directors
	Nominees: 1a. Boh A. Dickey		☐	☐	☐
	1b. Gordon L. Jones		☐	☐	☐

Vote on Proposal								For	Against	Abstain
The Board of Directors recommends a vote FOR Proposal 2.
Proposal 2 - Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2009.								☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2.

Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

☐    FOLD AND DETACH HERE    ☐

CLRWT8

PROXY Proxy for Annual Meeting of Stockholders to be Held May 19, 2009 at 9:00 a.m. local time (Pacific)

On behalf of The Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Clearwater Paper Hourly 401(K) Plan. The shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or Internet, the Trustee (Mercer Trust Company) must vote the Plan shares in the same proportion as voted by other Plan participants.

Starting with our 2010 annual meeting, we expect to deliver proxy materials to Clearwater 401(k) Plan participants over the internet through a Notice and Access process, which will inform participants how to receive proxy materials online or make a request for hard copy versions.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side. (PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)

CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CLRWT7	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends a vote FOR the election of two Directors to serve until the 2012 Annual Meeting of Stockholders.

Vote on Directors			For	Against	Abstain
Proposal 1 -	Election of Directors
	Nominees: 1a. Boh A. Dickey		☐	☐	☐
	1b. Gordon L. Jones		☐	☐	☐

Vote on Proposal								For	Against	Abstain
The Board of Directors recommends a vote FOR Proposal 2.
Proposal 2 - Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2009.								☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2.

Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.

☐    FOLD AND DETACH HERE    ☐

CLRW10

PROXY Proxy for Annual Meeting of Stockholders to be Held May 19, 2009 at 9:00 a.m. local time (Pacific)

On behalf of The Board of Directors of Clearwater Paper Corporation, this proxy is solicited from participants in the Clearwater Paper Salaried 401(K) Plan. The shares will be voted as directed by you, but if not otherwise directed, FOR each director nominee and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or Internet, the Trustee (Mercer Trust Company) must vote the Plan shares in the same proportion as voted by other Plan participants.

Starting with our 2010 annual meeting, we expect to deliver proxy materials to Clearwater 401(k) Plan participants over the internet through a Notice and Access process, which will inform participants how to receive proxy materials online or make a request for hard copy versions.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side. (PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.)

CLEARWATER PAPER CORPORATION 601 W. RIVERSIDE AVENUE SUITE 1100 SPOKANE, WA 99201

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CLRWT9	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CLEARWATER PAPER CORPORATION
The Board of Directors recommends a vote FOR the election of two Directors to serve until the 2012 Annual Meeting of Stockholders.

Vote on Directors			For	Against	Abstain
Proposal 1 -	Election of Directors
	Nominees: 1a. Boh A. Dickey		☐	☐	☐
	1b. Gordon L. Jones		☐	☐	☐

Vote on Proposal								For	Against	Abstain
The Board of Directors recommends a vote FOR Proposal 2.
Proposal 2 - Ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2009.								☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR EACH DIRECTOR NOMINEE AND FOR PROPOSAL 2.

Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date